Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271537

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 1, 2023)

HCA Inc.

$3,250,000,000 Senior Notes Consisting of:

$1,000,000,000 5.200% Senior Notes due 2028

$1,250,000,000 5.500% Senior Notes due 2033

$1,000,000,000 5.900% Senior Notes due 2053

HCA Inc. is offering $1,000,000,000 aggregate principal amount of 5.200% senior notes due 2028, which we refer to as the “2028 notes,” $1,250,000,000 aggregate principal amount of 5.500% senior notes due 2033, which we refer to as the “2033 notes,” and $1,000,000,000 aggregate principal amount of 5.900% senior notes due 2053, which we refer to as the “2053 notes.” The 2028 notes, 2033 notes and 2053 notes are collectively referred to herein as the “notes,” unless context otherwise requires. The 2028 notes will bear interest at a rate of 5.200% per annum, the 2033 notes will bear interest at a rate of 5.500% per annum and the 2053 notes will bear interest at a rate of 5.900% per annum. HCA Inc. will pay interest on the notes semi-annually, in cash in arrears, on June 1 and December 1 of each year, beginning on December 1, 2023. The 2028 notes will mature on June 1, 2028, the 2033 notes will mature on June 1, 2033 and the 2053 notes will mature on June 1, 2053.

We may redeem each series of notes, at any time in whole or from time to time in part, in each case at the redemption prices described in this prospectus supplement. In addition, if a Change of Control Triggering Event (as defined in “Description of the Notes—Repurchase at the Option of Holders—Change of Control Triggering Event”) occurs, we will be required to repurchase the notes of each series from holders on the terms described in this prospectus supplement.

The notes will be HCA Inc.’s senior obligations and will rank equally and ratably with all of its existing and future senior indebtedness and senior to any of its existing and future subordinated indebtedness. The obligations under the notes will be fully and unconditionally guaranteed by HCA Healthcare, Inc., the direct parent company of HCA Inc., on a senior unsecured basis and will rank equally and ratably with HCA Healthcare, Inc.’s existing and future senior indebtedness and senior to any of its existing and future subordinated indebtedness. The obligations under the notes will be structurally subordinated in right of payment to all obligations of HCA Inc.’s subsidiaries and will be subordinated to any of HCA Inc.’s secured indebtedness to the extent of the value of the collateral securing such indebtedness.

HCA Inc. intends to use the net proceeds of this offering for the repayment of near-term maturities and for general corporate purposes. Prior to such repayment, HCA Inc. may temporarily repay borrowings outstanding under its senior secured asset-based revolving credit facility (the “ABL credit facility”). See “Use of Proceeds.”

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price(1)		Underwriting discount		Proceeds to HCA Inc.(1) (before expenses)
	Per note	Total	Per note	Total	Per note	Total
5.200% Senior Notes due 2028	99.836%	$998,360,000	0.600%	$6,000,000	99.236%	$992,360,000
5.500% Senior Notes due 2033	99.932%	$1,249,150,000	0.650%	$8,125,000	99.282%	$1,241,025,000
5.900% Senior Notes due 2053	96.718%	$967,180,000	0.875%	$8,750,000	95.843%	$958,430,000

(1)	Plus accrued interest, if any, from May 4, 2023.

We expect to deliver the notes to investors on or about May 4, 2023 in book-entry form only through the facilities of The Depository Trust Company (“DTC”). See “Underwriting (Conflicts of Interest)—Settlement.”

Joint Book-Running Managers

BofA Securities	Citigroup	J.P. Morgan	Wells Fargo Securities
Barclays	Capital One Securities	Goldman Sachs & Co. LLC	Mizuho Securities
Morgan Stanley	RBC Capital Markets	SMBC Nikko	Truist Securities

Co-Managers

Credit Agricole CIB	Fifth Third Securities	Scotiabank	BNP PARIBAS
CIBC Capital Markets	DNB Markets	PNC Capital Markets LLC	Regions Securities LLC

Prospectus Supplement dated May 1, 2023

You should rely only on the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither HCA Inc., HCA Healthcare, Inc. nor the underwriters have authorized anyone to provide you with any information or represent anything about HCA Inc. or HCA Healthcare, Inc., their financial results or this offering that is not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by HCA Inc., HCA Healthcare, Inc. or the underwriters. Neither HCA Inc., HCA Healthcare, Inc. nor the underwriters are making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. The information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus may only be accurate on the date of this document.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes and adds to and supplements information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part is the accompanying prospectus, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to the notes. The accompanying prospectus also incorporates by reference documents that are described under “Incorporation by Reference” in that prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus filed by us with the SEC. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted.

MARKET, RANKING AND OTHER INDUSTRY DATA

The data included or incorporated by reference in this prospectus supplement and the accompanying prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on reports of government agencies or published industry sources and estimates based on management’s knowledge and experience in the markets in which we operate. These estimates have been based on information obtained from our trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus supplement. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other similar industry data included or incorporated by reference in this prospectus supplement and the accompanying prospectus, and estimates and beliefs based on that data, may not be reliable. Neither we nor the underwriters can guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This prospectus supplement and the accompanying prospectus contain and incorporate by reference “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include statements regarding expected share-based compensation expense, expected capital expenditures and expected net claim payments and all other statements that do not relate solely to historical or current facts, and can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) changes in or related to general economic conditions nationally and regionally in our markets, including

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inflation and economic and business conditions (and the impact thereof on the economy, financial markets and banking industry); changes in revenues due to declining patient volumes; changes in payer mix (including increases in uninsured and underinsured patients); potential increased expenses related to labor, supply chain or other expenditures; workforce disruptions; and supply shortages and disruptions, (2) developments related to COVID-19, including, without limitation, the length and severity of COVID-19-related impacts and the spread of virus strains with new epidemiological characteristics; the volume of canceled or rescheduled procedures and the volume and acuity of COVID-19 patients cared for across our health systems; and measures we are taking to respond to COVID-19, (3) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (4) the impact of current and future federal and state health reform initiatives and possible changes to other federal, state or local laws and regulations affecting the health care industry, including, but not limited to, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “Affordable Care Act”), additional changes to the Affordable Care Act, its implementation, or interpretation (including through executive orders and court challenges), and proposals to expand coverage of federally-funded insurance programs as an alternative to private insurance or establish a single-payer system (such reforms often referred to as “Medicare for All”), (5) the effects related to the implementation of sequestration spending reductions required under the Budget Control Act of 2011, related legislation extending these reductions and those required under the Pay-As-You-Go Act of 2010 as a result of the federal budget deficit impact of the American Rescue Plan Act of 2021, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (6) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (7) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (8) possible changes in Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs or Medicaid waiver programs, that may impact reimbursements to health care providers and insurers and the size of the uninsured or underinsured population, (9) personnel-related capacity constraints, increases in wages and the ability to attract, utilize and retain qualified management and other personnel, including affiliated physicians, nurses and medical and technical support personnel, (10) the highly competitive nature of the health care business, (11) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under third-party payer agreements, the ability to enter into and renew third-party payer provider agreements on acceptable terms and the impact of consumer-driven health plans and physician utilization trends and practices, (12) the efforts of health insurers, health care providers, large employer groups and others to contain health care costs, (13) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (14) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (15) changes in accounting practices, (16) the emergence of and effects related to pandemics, epidemics and infectious diseases, (17) future divestitures which may result in charges and possible impairments of long-lived assets, (18) changes in business strategy or development plans, (19) delays in receiving payments for services provided, (20) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (21) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (22) the impact of potential cybersecurity incidents or security breaches, (23) our ongoing ability to demonstrate meaningful use of certified electronic health record (“EHR”) technology and the impact of interoperability requirements, (24) the impact of natural disasters, such as hurricanes and floods, physical risks from climate change or similar events beyond our control, (25) changes in U.S. federal, state, or foreign tax laws including interpretive guidance that may be issued by taxing authorities or other standard setting bodies, and (26) other risk factors disclosed under “Risk Factors” and elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a consequence, current plans, anticipated actions and future financial position and results of operations may differ from those expressed in any forward-looking statements made by us or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus supplement and the accompanying prospectus, which forward-looking statements reflect management’s views only as of the date of this prospectus supplement and the accompanying prospectus. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

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SUMMARY

This summary highlights information appearing elsewhere in and incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the information incorporated herein by reference, including the financial data and related notes and the section entitled “Risk Factors.”

As used herein, unless otherwise stated or indicated by context, references to the “Issuer” refer to HCA Inc. and its affiliates, and references to “HCA Healthcare, Inc.,” the “Company,” “HCA,” “we,” “our” or “us” refer to HCA Healthcare, Inc., parent of HCA Inc., and its affiliates, except as noted in the “Description of the Notes” section of this prospectus supplement. The term “affiliates” means direct and indirect subsidiaries and certain partnerships and joint ventures in which such subsidiaries are partners. The terms “facilities” or “hospitals” refer to entities owned and operated by affiliates of HCA and the term “employees” refers to employees of affiliates of HCA.

Our Company

HCA Healthcare, Inc. is one of the leading health care services companies in the United States. At March 31, 2023, we operated 180 hospitals, comprised of 173 general, acute care hospitals; five psychiatric hospitals; and two rehabilitation hospitals. In addition, we operated 126 freestanding surgery centers and 22 freestanding endoscopy centers. Our facilities are located in 20 states and England.

Our primary objective is to provide a comprehensive array of quality health care services in the most cost-effective manner possible. Our general, acute care hospitals typically provide a full range of services to accommodate such medical specialties as internal medicine, general surgery, cardiology, oncology, neurosurgery, orthopedics and obstetrics, as well as diagnostic and emergency services. Outpatient and ancillary health care services are provided by our general, acute care hospitals, freestanding surgery centers, freestanding emergency care facilities, urgent care facilities, walk-in clinics, diagnostic centers and rehabilitation facilities. Our psychiatric hospitals provide a full range of mental health care services through inpatient, partial hospitalization and outpatient settings.

Corporate Information

Through our predecessors, we commenced operations in 1968. HCA Healthcare, Inc. was incorporated in Delaware in October 2010. HCA Inc. is a direct wholly-owned subsidiary of HCA Healthcare, Inc. and is incorporated in Delaware. Our principal executive offices are located at One Park Plaza, Nashville, Tennessee 37203, and our telephone number is (615) 344-9551.

CORPORATE STRUCTURE

The indebtedness figures in the diagram below are as of March 31, 2023 on a historical basis and as adjusted to give effect to this offering and the use of proceeds therefrom. See “Use of Proceeds.” In this prospectus supplement, where we have presented information as adjusted to give effect to the use of the net proceeds of this offering, we have assumed that the notes will not be offered at a discount. If the notes are offered at a discount, the net proceeds to us will be less than we have assumed.

(1)

HCA Healthcare, Inc. is a guarantor of certain of HCA Inc.’s outstanding notes including the notes offered hereby, but is not subject to all of the covenants that apply to HCA Inc. or certain of HCA Inc.’s subsidiaries under those notes. HCA Healthcare, Inc. is not a guarantor under the senior secured credit facilities (as defined below).

(2)

Consists of (i) the $4.500 billion ABL credit facility maturing on June 30, 2026 ($954 million outstanding at March 31, 2023); (ii) a $3.500 billion senior secured revolving credit facility maturing on June 30, 2026 (the “senior secured revolving credit facility”) (none outstanding at March 31, 2023, without giving effect to outstanding letters of credit); and (iii) a $1.369 billion senior secured term loan A facility maturing on June 30, 2026. We refer to the facilities described under (ii) and (iii) above, collectively, as the “cash flow credit facility” and, together with the ABL credit facility, the “senior secured credit facilities.”

(3)

Consists of HCA Inc.’s (i) aggregate principal amount of $125 million 7.58% medium-term notes due 2025; (ii) aggregate principal amount of $736 million debentures with maturities ranging from 2023 to 2095 and a weighted average interest rate of 7.62%; (iii) $990 million of secured debt, which represents finance leases and other secured debt with a weighted average interest rate of 3.85%; and (iv) $295 million of debt issuance costs and discounts that reduce the existing indebtedness. For more information regarding our unsecured and other indebtedness, see “Description of Other Indebtedness.”

(4)

Consists of HCA Inc.’s $31.791 billion aggregate principal amount of senior notes with maturities ranging from 2024 to 2052 and a weighted average interest rate of 4.70%, which are guaranteed on a senior unsecured basis by HCA Healthcare, Inc. For more information regarding our unsecured indebtedness, see “Description of Other Indebtedness.”

(5)

The cash flow credit facility is secured by first-priority liens on substantially all the capital stock of Healthtrust, Inc.—The Hospital Company and the first-tier subsidiaries of the subsidiary guarantors (but limited to 65% of the voting stock of any such first-tier subsidiary that is a foreign subsidiary), subject to certain exceptions.

(6)

Includes subsidiaries which are designated as “restricted subsidiaries” under HCA Inc.’s indenture dated as of December 16, 1993, certain of their wholly owned subsidiaries formed in connection with the ABL credit facility and certain excluded subsidiaries.

THE OFFERING

The summary below describes the principal terms of each series of notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section in the accompanying prospectus contain more detailed descriptions of the terms and conditions of each series of notes.

Issuer	HCA Inc.

Notes	$1,000,000,000 5.200% senior notes due 2028.

$1,250,000,000 5.500% senior notes due 2033.

$1,000,000,000 5.900% senior notes due 2053.

Maturity Date	The 2028 notes will mature on June 1, 2028.
The 2033 notes will mature on June 1, 2033.
The 2053 notes will mature on June 1, 2053.

Interest Rate	Interest on the 2028 notes will be payable in cash and will accrue at a rate of 5.200% per annum.
Interest on the 2033 notes will be payable in cash and will accrue at a rate of 5.500% per annum.
Interest on the 2053 notes will be payable in cash and will accrue at a rate of 5.900% per annum.

Interest Payment Dates	June 1 and December 1, commencing on December 1, 2023. Interest will accrue from May 4, 2023.

Ranking	The notes will be the Issuer’s senior obligations and will:

•	rank senior in right of payment to any of its existing and future subordinated indebtedness;

•	rank equally in right of payment with any of its existing and future senior indebtedness;

•	be effectively subordinated in right of payment to any of its existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of its subsidiaries.

As of March 31, 2023, on an as adjusted basis after giving effect to the notes offered hereby and the use of proceeds therefrom, as described under “Use of Proceeds”:

•	the notes would have been effectively subordinated in right of payment to $3.313 billion of secured indebtedness; and

•

we had $3.435 billion of unutilized capacity under the senior secured revolving credit facility and $3.546 billion of unutilized capacity under the ABL credit facility, after giving effect to letters of credit and borrowing base limitations, all of which the notes offered hereby would be effectively subordinated to in right of payment to if borrowed.

Parent Guarantee	The notes will be fully and unconditionally guaranteed on a senior unsecured basis by HCA Healthcare, Inc. and will:

•	rank senior in right of payment to all existing and future subordinated indebtedness of HCA Healthcare, Inc.;

•	rank equally in right of payment with all existing and future senior indebtedness of HCA Healthcare, Inc.;

•	be effectively subordinated in right of payment to all future secured indebtedness of HCA Healthcare, Inc. to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of HCA Healthcare, Inc. (other than the Issuer).

The notes will not be guaranteed by any of the Issuer’s subsidiaries.

As of March 31, 2023, on an as adjusted basis after giving effect to the notes offered hereby and the use of proceeds therefrom as described under “Use of Proceeds,” the notes and the parent guarantee would have been structurally subordinated to $3.313 billion of indebtedness of the Issuer’s subsidiaries, all of which was secured.

Covenants	The indentures governing each series of notes will contain covenants limiting the Issuer’s and certain of its subsidiaries’ ability to:

•	create liens on certain assets to secure debt;

•	engage in certain sale and lease-back transactions; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes.”

Optional Redemption	The Issuer may redeem each series of notes, at any time in whole or from time to time in part, at the redemption prices described in this prospectus supplement. See “Description of the Notes—Optional Redemption.”

Change of Control Triggering Event	If a Change of Control Triggering Event occurs, you will have the right, as holders of the notes, to require the Issuer to repurchase some or all of your notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”

No Prior Market	The notes will be new securities for which there is currently no market. Although the underwriters have informed the Issuer that they intend to make a market in the notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, the Issuer cannot assure you that a liquid market for the notes will develop or be maintained.

Use of Proceeds	We estimate that our net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $3.186 billion.

We intend to use the net proceeds from this offering for the repayment of near-term maturities and for general corporate purposes. Prior to such repayment, we may temporarily repay borrowings outstanding under our ABL credit facility. See “Use of Proceeds,” “Capitalization” and “Underwriting (Conflicts of Interest).”

Conflicts of Interest	To the extent we use the net proceeds of this offering to repay outstanding borrowings under our ABL credit facility, certain affiliates of one or more of the underwriters, who are lenders under our ABL credit facility, will receive at least 5% of the net proceeds of this offering, after deducting underwriting discounts and estimated offering expenses. Because 5% or more of the net proceeds of this offering may be paid to any underwriter and its affiliates, which is considered a “conflict of interest” under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121, this offering will be made in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes offered pursuant to this prospectus supplement are investment grade rated under the requirements of paragraph (f)(8) of Rule 5121. In accordance with Rules 5121(c), no sales of the notes will be made to any discretionary account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder. See “Underwriting (Conflicts of Interest).”

RISK FACTORS

You should carefully consider the Risk Factors set forth below, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before purchasing the notes, including the “Risk Factors” section included in our Annual Report Form 10-K for the year ended December 31, 2022. This prospectus supplement and the accompanying prospectus contain forward-looking statements that involve risk and uncertainties. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

The Issuer is the sole obligor of the notes and its parent, HCA Healthcare, Inc., is the sole guarantor of the Issuer’s obligations under the notes; the notes are unsecured and the Issuer’s subsidiaries do not have any obligation with respect to the notes; the notes are structurally subordinated to all of the debt and liabilities of the Issuer’s subsidiaries and will be effectively subordinated to any of the Issuer’s secured debt.

The Issuer and the guarantor of the notes, HCA Healthcare, Inc., are holding companies that have no material operations of their own and derive all of their revenues and cash flow from their subsidiaries. The Issuer’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. The notes are structurally subordinated to all debt and liabilities of the Issuer’s subsidiaries and the claims of such subsidiaries’ creditors will be required to be paid before holders of the notes have a claim (if any) against such subsidiaries and their assets. In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to the Issuer’s subsidiaries, you will participate with all other holders of the Issuer’s indebtedness in the assets remaining after the Issuer’s subsidiaries have paid all of their debt and liabilities. In any of these cases, the Issuer’s subsidiaries may not have sufficient funds to make payments to the Issuer, and you may receive less, ratably, than the holders of debt of the Issuer’s subsidiaries and other liabilities.

As of March 31, 2023, on an as adjusted basis after giving effect to the notes offered hereby and the use of proceeds therefrom, the aggregate amount of indebtedness guaranteed by the Issuer’s subsidiaries was $3.313 billion, all of which was secured and would be structurally senior to the notes. In addition, as of that date, on an as adjusted basis after giving effect to the notes offered hereby and the use of proceeds therefrom, the Issuer had availability of $3.435 billion under its senior secured revolving credit facility (after giving effect to all issued and outstanding letters of credit) and of $3.546 billion under its ABL credit facility. In addition, holders of the Issuer’s subsidiaries’ debt will have claims that are prior to your claims as holders of the notes. Additionally, the indentures governing each series of notes, the indentures governing HCA Healthcare, Inc. and the Issuer’s outstanding notes and the Issuer’s senior secured credit facilities permit us and/or our subsidiaries to incur additional indebtedness, including secured indebtedness, under certain circumstances.

The Issuer and the guarantor of the notes, HCA Healthcare, Inc., are holding companies with no independent operations or assets. Repayment of the notes is dependent on cash flow generated by the Issuer’s subsidiaries. Restrictions in the Issuer’s subsidiaries’ debt instruments and under applicable law limit their ability to provide funds to the Issuer.

The Issuer’s and HCA Healthcare, Inc.’s operations are conducted through their subsidiaries and their ability to make payment on the notes is dependent on the earnings and the distribution of funds from their subsidiaries. Their earnings are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond their and the Issuer’s control. In addition, only HCA Healthcare, Inc., as sole guarantor of the notes, is liable for payment on the notes when due. The Issuer’s subsidiaries are not obligated to make funds available to the Issuer for payment on the notes. The agreements governing the current and future indebtedness of the Issuer’s subsidiaries may not permit the Issuer’s subsidiaries to provide the Issuer with sufficient dividends, distributions or loans to fund scheduled interest and principal payments on these notes when due. In addition, if the Issuer’s subsidiaries do not generate sufficient cash flow from operations to satisfy their and the Issuer’s debt service obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our indebtedness, selling assets, reducing or delaying capital investments or seeking to raise additional capital. The Issuer’s ability to restructure or refinance its debt will depend on the capital markets and its financial condition at such time. Any refinancing of the Issuer’s debt could be at higher interest rates and may require the Issuer to comply with more onerous covenants, which could further restrict its business operations. In addition, the terms of existing or future debt instruments may restrict the Issuer from adopting some of these alternatives. The Issuer’s inability to generate sufficient cash flow to satisfy its debt service obligations, or to refinance its obligations on commercially reasonable terms, would have an adverse effect, which could be material, on its business, financial position, results of operations and cash flows, as well as on the Issuer’s ability to satisfy its obligations in respect of the notes.

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations.

We have significant leverage. As of March 31, 2023, on an as adjusted basis after giving effect to the notes offered hereby and the use of proceeds therefrom, our total indebtedness was $38.856 billion, and we had availability of $3.435 billion under the senior secured revolving credit facility (after giving effect to all issued and outstanding letters of credit) and $3.546 billion under the ABL credit facility. Our significant leverage could have important consequences, including:

•	increasing our vulnerability to downturns or adverse changes in general economic, industry or competitive conditions and adverse changes in government regulations;

•

requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as certain of our unhedged borrowings are at variable rates of interest or if we seek to refinance our debt in a rising rate environment;

•	limiting our ability to make strategic acquisitions or causing us to make nonstrategic divestitures;

•

limiting our ability to obtain additional financing for working capital, capital expenditures, share repurchases, dividends, product or service line development, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

We have the ability to incur additional indebtedness in the future, subject to the restrictions contained in our senior secured credit facilities, the indentures governing our outstanding senior notes and the indentures governing each series of notes offered hereby. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify. In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

We may not be able to generate sufficient cash to service all of our indebtedness and may not be able to refinance our indebtedness on favorable terms. If we are unable to do so, we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

In addition, we conduct our operations through our subsidiaries. Accordingly, repayment of our indebtedness is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us by dividend, debt repayment or otherwise. Other than as described herein, our subsidiaries will not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness. The agreements governing the current and future indebtedness of the Issuer’s subsidiaries may not permit the Issuer’s subsidiaries to provide the Issuer with sufficient dividends, distributions or loans to fund scheduled interest and principal payments on these notes when due. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash or otherwise receive assets from our subsidiaries.

We may find it necessary or prudent to refinance our outstanding indebtedness, the terms of which may not be favorable to us. Our ability to refinance our indebtedness on favorable terms, or at all, is directly affected by the then-current global economic and financial conditions, which affect the availability of debt financing and the rates at which such financing is available. In addition, our ability to incur secured indebtedness (which would generally enable us to achieve better pricing than the incurrence of unsecured indebtedness) depends in part on the value of our assets, which depends, in turn, on the strength of our cash flows and results of operations, and on economic and market conditions and other factors.

If our cash flows and capital resources are insufficient to fund our debt service obligations or we are unable to refinance our indebtedness, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions, or the proceeds from the dispositions may not be adequate to meet any debt service obligations then due.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our senior secured credit facilities and, to a lesser extent, the indentures governing our outstanding notes contain, and the indentures governing each series of notes will contain, various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and certain of our subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell or transfer assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

Under our ABL credit facility, borrowing availability is subject to a borrowing base of 85% of eligible accounts receivable plus 85% of eligible credit card receivables less customary reserves, with any reduction in the borrowing base commensurately reducing our ability to access this facility as a source of liquidity. In addition, under the ABL credit facility, when (and for as long as) the combined availability under our ABL credit facility and the revolving facility under our senior secured cash flow credit facility is less than a specified amount for a certain period of time or, if a payment or bankruptcy event of default has occurred and is continuing, funds deposited into any of our depository accounts will be transferred on a daily basis into a blocked account with the administrative agent and applied to prepay loans under the ABL credit facility and to collateralize letters of credit issued thereunder.

Under our senior secured credit facilities, we are required to satisfy and maintain specified financial ratios. Our ability to meet those financial ratios may be affected by events beyond our control, and there can be no assurance we will continue to meet those ratios. A breach of any of these covenants could result in a default under both the cash flow credit facility and the ABL credit facility. Upon the occurrence of an event of default under the senior secured credit facilities, the lenders thereunder could elect to declare all amounts outstanding under the senior secured credit facilities to be immediately due and payable and terminate all commitments to extend further credit, which would also result in an event of default under a significant portion of our other outstanding indebtedness. If we were unable to repay those amounts, the lenders under the senior secured credit facilities could proceed against the collateral granted to them to secure such indebtedness. We have pledged a significant portion of our assets under our senior secured credit facilities. If any of the lenders under the senior secured credit facilities accelerate the repayment of borrowings, there can be no assurance there will be sufficient assets to repay the senior secured credit facilities, our outstanding notes and the notes offered hereby.

Federal and state voidable transaction and fraudulent transfer and conveyance laws may permit a court to void the notes or the parent guarantee, and, if that occurs, you may not receive any payments on the notes.

Federal and state voidable transaction and fraudulent transfer and conveyance statutes (including under Title 11 of the United States Code, as amended (the “Bankruptcy Code”)) may apply to the issuance of the notes and the incurrence of the parent guarantee. Under federal bankruptcy law and comparable provisions of state voidable transaction and fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the parent guarantee could be voided as a voidable transaction, fraudulent transfer or fraudulent conveyance if (1) the Issuer issued the notes or HCA Healthcare, Inc. incurred the parent guarantee with the intent of hindering, delaying or defrauding creditors or (2) the Issuer or HCA Healthcare, Inc., as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the parent guarantee and, in the case of (2) only, one of the following is also true at the time thereof:

•	the Issuer or HCA Healthcare, Inc., as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the parent guarantee;

•

the issuance of the notes or the incurrence of the parent guarantee left the Issuer or HCA Healthcare, Inc., as applicable, with an unreasonably small amount of capital to carry on the business as engaged in or anticipated; or

•	the Issuer or HCA Healthcare, Inc. intended to, or believed that the Issuer or HCA Healthcare, Inc. would, incur debts beyond the Issuer’s or HCA Healthcare, Inc.’s ability to pay as they mature.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received reasonably equivalent value or fair consideration in connection with a debt offering if the debtor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes, or uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. In particular, a court would likely find that the parent guarantor did not receive reasonably equivalent value or fair consideration for the parent guarantee to the extent the parent guarantor did not obtain a reasonably equivalent benefit from the issuance of the notes. Thus, if the parent guarantee was legally challenged, the parent guarantee could be subject to the claim that, since the parent guarantee was incurred for the Issuer’s benefit, and only indirectly for the benefit of the parent guarantor, the obligations of the parent guarantor were incurred for less than reasonably equivalent value or fair consideration. Therefore, a court could void the obligations under the parent guarantee, subordinate them to the parent guarantor’s other debt, or take other action detrimental to the holders of the notes.

The measures of insolvency for purposes of voidable transaction and fraudulent transfer and fraudulent conveyance laws vary depending upon the governing law, such that we cannot be certain as to the standards a court would use to determine whether or not the Issuer or HCA Healthcare, Inc. were solvent at the relevant time, or regardless of the standard that a court uses, that any payments to the holders of the notes did not constitute voidable transactions, preferences, fraudulent transfers or fraudulent conveyances on other grounds or that the issuance of the parent guarantee would not be subordinated to the Issuer’s or HCA Healthcare, Inc.’s other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the notes or the incurrence of the parent guarantee was a voidable transaction, fraudulent transfer or conveyance, the court could void the payment obligations under the notes or parent guarantee or further subordinate the notes or parent guarantee to presently existing and future indebtedness of the Issuer or the parent guarantor, or require the holders of the notes to repay any amounts received with respect to the parent guarantee. In the event of a finding that a voidable transaction, fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

The indentures governing each series of notes offered hereby will include a “savings clause” intended to limit the parent guarantor’s liability under the parent guarantee to the maximum amount that it could incur without causing the parent guarantee to be a fraudulent transfer under applicable law. There can be no assurance that this provision will be upheld as intended. The U.S. Bankruptcy Court in the Southern District of Florida found this kind of provision in that case to be ineffective, and held the guarantees to be fraudulent transfers and voided them in their entirety. The United States Court of Appeals for the Eleventh Circuit affirmed the liability findings of the Florida bankruptcy court without ruling directly on the enforceability of savings clauses generally. If the decision of the Florida bankruptcy court were followed by other courts, the risk that the parent guarantee would be deemed fraudulent conveyances would be significantly increased.

In addition, any payment by the Issuer or parent guarantor pursuant to the notes or parent guarantee made at a time that the Issuer or parent guarantor were found to be insolvent could be avoided and required to be returned to the Issuer or parent guarantor or to a fund for the benefit of the Issuer or parent guarantor’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any non-insider party and such payment would give such creditors more than they would have received in a distribution in a hypothetical Chapter 7 case under the Bankruptcy Code.

Finally, as a court of equity, a bankruptcy court may otherwise subordinate the claims in respect of the notes to other claims against the Issuer under the principle of equitable subordination, if the court determines that: (i) the holder of the notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to the Issuer’s other creditors or conferred an unfair advantage upon the holders of the notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facilities that is not waived by the required lenders or a default under the indentures governing our existing notes, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our senior secured credit facilities, the indentures governing the existing notes and the indentures governing each series of notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the instrument governing that indebtedness, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities for which there is no established public market. The underwriters have advised us that they intend to make a market for each series of notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market for any series of notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for any series of notes will develop or, if developed, that it will continue.

The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of each series of notes.

We cannot assure you that the market, if any, for each series of notes will be free from disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

The Issuer may not be able to repurchase the notes upon a Change of Control Triggering Event.

If a Change of Control Triggering Event occurs, the Issuer will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be the Issuer’s available cash or cash generated from its subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. The Issuer may not be able to repurchase the notes upon a Change of Control Triggering Event because the Issuer may not have sufficient financial resources to purchase all of the notes that are tendered upon a Change of Control Triggering Event. Further, the Issuer is contractually restricted under the terms of the senior secured credit facilities from repurchasing all of the notes tendered by holders upon a Change of Control Triggering Event. Accordingly, the Issuer may not be able to satisfy its obligations to purchase the notes unless it is able to refinance or obtain waivers under the instruments governing that indebtedness. The Issuer’s failure to repurchase the notes upon a Change of Control Triggering Event would cause a default under the indentures and a cross-default under the instruments governing our senior secured credit facilities and the indentures governing the existing notes. The instruments governing the senior secured credit facilities also provide that certain changes of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of the Issuer’s future debt agreements may contain similar provisions.

USE OF PROCEEDS

We estimate that our net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $3.186 billion.

We intend to use the net proceeds from this offering for the repayment of near-term maturities and for general corporate purposes. Prior to such repayment, we may temporarily repay borrowings outstanding under our ABL credit facility.

To the extent we use the net proceeds of this offering to repay outstanding borrowings under our ABL credit facility, certain affiliates of one or more of the underwriters, who are lenders under our ABL credit facility, will receive at least 5% of the net proceeds of this offering, after deducting underwriting discounts and estimated offering expenses. Because 5% or more of the net proceeds of this offering may be paid to any underwriter and its affiliates, which is considered a “conflict of interest” under FINRA Rule 5121, this offering will be made in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth the capitalization of HCA Healthcare, Inc. as of March 31, 2023 on a historical basis and as adjusted to give effect to this offering and the use of proceeds therefrom.

The information in this table should be read in conjunction with our consolidated financial statements and related notes and condensed consolidated financial statements and related notes incorporated by reference herein.

	As of March 31, 2023
	Actual	As adjusted(1)

	(unaudited) (dollars in millions)
Cash and cash equivalents	$842	$842

Senior secured credit facilities(2)	$5,509	$2,323
Other senior secured indebtedness(3)	990	990

Total senior secured indebtedness	6,499	3,313

Senior notes offered hereby	—	3,250
Other unsecured indebtedness(4)	861	861
Senior unsecured notes (5)	31,791	31,791
Debt issuance costs and discounts	(295)	(359)

Total debt	38,856	38,856

Stockholders’ deficit attributable to HCA Healthcare, Inc.	(2,495)	(2,495)
Noncontrolling interests	2,727	2,727

Total stockholders’ equity	232	232

Total capitalization	$39,088	$39,088

(1)	As adjusted reflects an estimated $3.186 billion of net proceeds from this offering calculated after deducting underwriting discounts and estimated offering expenses. See “Use of Proceeds.”
(2)

Actual consists of (i) the $4.500 billion ABL credit facility maturing on June 30, 2026 ($4.140 billion outstanding at March 31, 2023); (ii) the $3.500 billion senior secured revolving credit facility maturing on June 30, 2026 (none outstanding at March 31, 2023, without giving effect to outstanding letters of credit); and (iii) the $1.369 billion senior secured term loan A facility maturing on June 30, 2026. As adjusted reflects the use of the net proceeds of this offering to repay $3.186 billion of the outstanding $4.140 billion of ABL credit facility. The proceeds used for the repayment of borrowings under the ABL credit facility may be redrawn to repay other outstanding borrowings or for general corporate purposes. See “Use of Proceeds.”

(3)	Consists of finance leases and other secured debt with a weighted average interest rate of 3.85%.
(4)

Consist of HCA Inc.’s (i) aggregate principal amount of $125 million 7.58% medium-term notes due 2025; and (ii) aggregate principal amount of $736 million debentures with maturities ranging from 2023 to 2095 and a weighted average interest rate of 7.62%. For more information regarding our unsecured and other indebtedness, see “Description of Other Indebtedness.”

(5)

Consists of HCA Inc.’s $31.791 billion aggregate principal amount of senior notes with maturities ranging from 2024 to 2052 and a weighted average interest rate of 4.70%. For more information regarding our unsecured indebtedness, see “Description of Other Indebtedness.”

DESCRIPTION OF OTHER INDEBTEDNESS

The summaries set forth below are qualified in their entirety by the actual text of the applicable agreements and indentures, each of which has been filed with the SEC and which may be obtained on publicly available websites at the addresses set forth under “Available Information.”

Senior Secured Credit Facilities

The senior secured credit facilities provided senior secured financing of $9.369 billion at March 31, 2023, consisting of:

•	$1.369 billion senior secured term loan A facility maturing on June 30, 2026; and

•

$8.000 billion in revolving credit facilities, comprised of a $4.500 billion senior secured ABL credit facility maturing on June 30, 2026 ($4.140 billion outstanding March 31, 2023) and a $3.500 billion senior secured revolving credit facility maturing on June 30, 2026 (none outstanding at March 31, 2023). Availability under the ABL credit facility is subject to a borrowing base of 85% of eligible accounts, subject to customary reserves and eligibility criteria as further described in “Risk Factors.”

We refer to these senior secured credit facilities, excluding the ABL credit facility, as the “cash flow credit facility” and, collectively with the ABL credit facility, the “senior secured credit facilities.” The ABL credit facility is documented in a separate loan agreement from the other senior secured credit facilities.

HCA Inc. is the primary borrower under the senior secured credit facilities. The revolving credit facilities include capacity available for the issuance of letters of credit and for borrowings on same-day notice, referred to as the swingline loans. A portion of the letter of credit availability under the cash-flow revolving credit facility is available in euros and pounds sterling.

Interest Rate and Fees

Dollar-denominated borrowings under the senior secured credit facilities bear interest at a rate equal to, at HCA Inc.’s option, either (a) Term SOFR for deposits in dollars plus an applicable margin or (b) the highest of (1) the prime rate of Bank of America, N.A., (2) the federal funds effective rate plus 0.50%, (3) the Term SOFR plus 1.00%, and subject to a floor of 1.00%. Sterling- and euro-denominated borrowings under the revolving facilities bear interest based on SONIA and EURIBOR, respectively, plus an applicable margin. The credit spread adjustment applicable to loans bearing interest at a rate based on Term SOFR is 0.10% per annum. The applicable margins in effect for borrowings as of March 31, 2023 are (i) under the ABL credit facility, 0.25 % with respect to base rate borrowings and 1.25% with respect to Term SOFR borrowings, (ii) under the senior secured revolving credit facility, 0.375% with respect to base rate borrowings and 1.375% with respect to Term SOFR, SONIA and EURIBOR borrowings and (iii) under the term loan A facility, 0.375% with respect to base rate borrowings and 1.375% with respect to Term SOFR borrowings. The applicable margins with respect to the ABL credit facility and senior secured revolving credit facility may be reduced or increased depending on HCA Inc.’s total net leverage ratios.

In addition to paying interest on outstanding principal under the senior secured credit facilities, HCA Inc. is required to pay a commitment fee to the lenders under the revolving credit facilities in respect of the unutilized commitments thereunder. The commitment fee rate as of March 31, 2023 is 0.350% per annum for the revolving credit facility and 0.250% per annum for the ABL credit facility. The commitment fee rate for the senior secured revolving credit facility may fluctuate due to changes in specified total net leverage ratios. HCA Inc. must also pay customary letter of credit fees.

Prepayments

The cash flow credit facility requires HCA Inc. to prepay outstanding term loans, subject to certain exceptions, with:

•

50% (which percentage will be reduced to 25% if HCA Inc.’s total net leverage ratio is 5.50x or less and to 0% if HCA Inc.’s total net leverage ratio is 5.00x or less) of HCA Inc.’s annual excess cash flow;

•

100% (which percentage will be reduced to 50% if HCA Inc.’s total net leverage ratio is 3.25x or less and to 0% if HCA Inc.’s total net leverage ratio is 2.50x or less) of the compensation for any casualty event, proceeds from permitted sale-leasebacks and the net cash proceeds of all non-ordinary course asset sales or other dispositions of property, other than the Receivables Collateral, as defined below, if HCA Inc. does not (1) reinvest or commit to reinvest those proceeds in assets to be used in our business or to make certain other permitted investments within 15 months as long as, in the case of any such commitment to reinvest or make certain other permitted investments, such investment is completed within such 15-month period or, if later, within 180 days after such commitment is made or (2) apply such proceeds within 15 months to repay debt of HCA Inc. that was outstanding on the effective date of HCA Inc.’s 2006 recapitalization transaction scheduled to mature prior to the earliest final maturity of the senior secured credit facilities then outstanding; and

•	100% of the net cash proceeds of any incurrence of debt, other than proceeds from the receivables facilities and other debt permitted under the senior secured credit facilities.

The foregoing mandatory prepayments are applied to the term loan A facility as directed by HCA Inc., and, in the case of net cash proceeds of any incurrence of debt, HCA Inc. may instead apply the proceeds to reduce the revolving credit commitments under the senior secured revolving credit facility. Notwithstanding the foregoing, HCA Inc. is not required to prepay loans under the term loan A facility with net cash proceeds of asset sales or with excess cash flow, in each case attributable to foreign subsidiaries, to the extent that the repatriation of such amounts is prohibited or delayed by applicable local law or would result in material adverse tax consequences.

The ABL credit facility requires HCA Inc. to prepay outstanding loans if borrowings exceed the borrowing base.

HCA Inc. may voluntarily prepay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs.

Amortization

HCA Inc. is required to repay the loans under the term loan A facility as follows:

•

the term loan A facility amortizes in quarterly installments that commenced on September 30, 2021 in amounts equal to 1.25% of the amount outstanding, on the effective date of such facility, with the balance being payable on the final maturity date of such term loans.

Principal amounts outstanding under the revolving credit facilities are due and payable in full at maturity.

Guarantee and Security

Substantially all existing and future, direct and indirect, wholly owned material domestic subsidiaries that are unrestricted subsidiaries under the 1993 Indenture (as defined below) (except for certain excluded subsidiaries and for certain special purpose subsidiaries that pledge their assets and are joined as borrowers under the ABL credit facility) provide unconditional guarantees of the obligations under the cash flow credit facility and are subsidiary borrowers and are jointly and severally liable for all obligations under the ABL credit facility, in each case subject to any applicable legal, regulatory or contractual constraints, the requirement that such guarantee or joinder does not cause adverse tax consequences, and certain other limited exceptions.

All obligations under the ABL credit facility, including the obligations of the subsidiary borrowers, are secured, subject to permitted liens and other exceptions, by a first-priority lien on substantially all of the receivables of the borrowers under such ABL credit facility (the “Receivables Collateral”).

All obligations under the cash flow credit facility and the guarantees of such obligations, are secured, subject to permitted liens and other exceptions, by:

•

a first-priority lien on substantially all of the capital stock owned by HCA Inc. or by any guarantor in each of their respective first-tier subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the stock of such subsidiaries), subject to certain limited exceptions;

•

a first-priority lien on substantially all present and future assets of HCA Inc. and of each guarantor other than (i) “Principal Properties” (as defined in the 1993 Indenture), except for certain “Principal Properties” for which the aggregate amount of indebtedness secured thereby in respect of the cash flow credit facility and any future first lien obligations, taken as a whole, does not exceed 10% of “Consolidated Net Tangible Assets” (as defined under the 1993 Indenture), (ii) certain other real properties and (iii) certain deposit accounts, other bank or securities accounts, cash, leaseholds and certain other exceptions (such collateral under this and the preceding bullet, the “Non-Receivables Collateral”); and

•

a second-priority lien on certain of the Receivables Collateral (such portion of the Receivables Collateral, the “Shared Receivables Collateral”; the Receivables Collateral that does not secure such cash flow credit facility on a second-priority basis is referred to as the “Separate Receivables Collateral”).

Certain Covenants and Events of Default

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, HCA Inc.’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness;

•	create liens;

•	engage in mergers or consolidations;

•	sell or transfer assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans or advances;

•	make certain acquisitions;

•	engage in certain transactions with affiliates; and

•	change lines of business.

In addition, the senior secured credit facilities require the following financial covenants to be maintained:

•

in the case of the ABL credit facility, a minimum interest coverage ratio of 1.50:1.00 (applicable only when excess global availability under such facility is less than the greater of (x) 10% of the lesser of the outstanding commitments and the borrowing base thereunder or (y) $325 million); and

•	in the case of the pro rata facilities of the cash flow credit facilities, a maximum total net leverage ratio of no greater than 6.75:1.00.

The senior secured credit facilities also contain certain customary affirmative covenants and events of default, including upon certain changes of control.

Other Secured Indebtedness

As of March 31, 2023, HCA Inc. had approximately $990 million of finance leases and other secured debt outstanding.

Unsecured Indebtedness

As of March 31, 2023, HCA Inc. had outstanding an aggregate principal amount of $32.652 billion of senior notes and debentures, consisting of the following series:

Under the indenture, dated as of December 16, 1993 (the “1993 Indenture”):

•	$135,645,000 aggregate principal amount of 7.50% Debentures due 2023;

•	$150,000,000 aggregate principal amount of 8.36% Debentures due 2024;

•	$291,436,000 aggregate principal amount of 7.69% Senior Notes due 2025;

•	$150,000,000 aggregate principal amount of 7.05% Debentures due 2027;

•	$250,000,000 aggregate principal amount of 7.50% Senior Notes due 2033;

•	$100,000,000 aggregate principal amount of 7.75% Debentures due 2036; and

•	$200,000,000 aggregate principal amount of 7.50% Debentures due 2095.

Under the indenture, dated as of August 1, 2011 (the “2011 Indenture”):

•	$2,000,000,000 aggregate principal amount of 5.00% Senior Notes due 2024;

•	$2,600,000,000 aggregate principal amount of 5.375% Senior Notes due 2025;

•	$1,400,000,000 aggregate principal amount of 5.25% Senior Notes due 2025;

•	$1,500,000,000 aggregate principal amount of 5.875% Senior Notes due 2026;

•	$1,500,000,000 aggregate principal amount of 5.25% Senior Notes due 2026;

•	$1,000,000,000 aggregate principal amount of 5.375% Senior Notes due 2026;

•	$1,200,000,000 aggregate principal amount of 4.50% Senior Notes due 2027;

•	$1,000,000,000 aggregate principal amount of 3 1/8% Senior Notes due 2027;

•	$1,500,000,000 aggregate principal amount of 5.625% Senior Notes due 2028;

•	$1,000,000,000 aggregate principal amount of 5.875% Senior Notes due 2029;

•	$500,000,000 aggregate principal amount of 3 3/8% Senior Notes due 2029;

•	$2,000,000,000 aggregate principal amount of 4 1/8% Senior Notes due 2029;

•	$2,700,000,000 aggregate principal amount of 3.50% Senior Notes due 2030;

•	$850,000,000 aggregate principal amount of 2 3/8% Senior Notes due 2031;

•	$2,000,000,000 aggregate principal amount of 3 5/8% Senior Notes due 2032;

•	$1,000,000,000 aggregate principal amount of 5 1/8% Senior Notes due 2039;

•	$500,000,000 aggregate principal amount of 4 3/8% Senior Notes due 2042;

•	$1,500,000,000 aggregate principal amount of 5.50% Senior Notes due 2047;

•	$2,000,000,000 aggregate principal amount of 5 1/4% Senior Notes due 2049;

•	$1,500,000,000 aggregate principal amount of 3 1/2% Senior Notes due 2051; and

•	$2,000,000,000 aggregate principal amount of 4 5/8% Senior Notes due 2052.

As of March 31, 2023, HCA Inc. also had outstanding $125,000,000 aggregate principal amount of 7.58% Medium Term Notes due 2025.

We refer to the 1993 Indenture and the 2011 Indenture as the “Indentures,” collectively.

Optional Redemption

If permitted by the respective supplemental indenture, HCA Inc. is permitted to redeem some or all of any of the notes listed above at any time at redemption prices described or set forth in such supplemental indenture.

Covenants

Certain of the Indentures contain covenants limiting, among other things, HCA Inc.’s ability and/or the ability of certain of HCA Inc.’s subsidiaries to (subject to certain exceptions):

•	assume or guarantee indebtedness or obligations secured by mortgages, liens, pledges or other encumbrances;

•	enter into sale and lease-back transactions with respect to any “Principal Property” (as such term is defined in the 1993 Indenture);

•	create, incur, issue, assume or otherwise become liable with respect to, extend the maturity of, or become responsible for the payment of, any debt or preferred stock; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of HCA Inc.’s assets.

In addition, certain of the Indentures provide that the aggregate amount of all other indebtedness of HCA Inc. secured by mortgages on “Principal Properties” (as such term is defined in the 1993 Indenture) together with the aggregate principal amount of all indebtedness of certain of HCA Inc.’s subsidiaries (as such term is defined in the 1993 Indenture) and the attributable debt in respect of sale-leasebacks of Principal Properties, may not exceed 15% of the consolidated net tangible assets of HCA Inc. and its consolidated subsidiaries, subject to exceptions for certain permitted mortgages and debt.

Events of Default

The Indentures contain certain events of default, which, if any of them occurs, would permit or require the principal of and accrued interest on such series to become or to be declared due and payable.

Change of Control

In addition, certain of the Indentures provide that, upon the occurrence of both a qualifying ratings downgrade and certain changes of control, each holder of the notes of the applicable series has the right to require us to repurchase some or all of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the 5.200% Senior Notes due 2028 (the “2028 Notes”), the 5.500% Senior Notes due 2033 (the “2033 Notes”) and the 5.900% Senior Notes due 2053 (the “2053 Notes”), which are collectively referred to in this description as the “Notes,” supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities” in the accompanying prospectus. In this Description of the Notes, all references to “we,” “us” or “our” and “the Company” are to HCA Inc. only (the “Issuer”) and not to HCA Healthcare, Inc. (“HCA Healthcare”) or any of its Subsidiaries. References in this Description of the Notes to “HCA Healthcare” or the “Parent Guarantor” refer only to HCA Healthcare and not to its other Subsidiaries or the Issuer.

The Issuer will issue each series of Notes under the indenture, dated as of August 1, 2011, among the Issuer, HCA Healthcare and Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as Trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar and Transfer Agent (the “Base Indenture”), as supplemented by a supplemental indenture with respect to such series of the Notes (each, a “Supplemental Indenture”). Each Supplemental Indenture will set forth certain specific terms applicable to the relevant series of Notes, and references to the “Indenture” in this description mean the Base Indenture as so amended and supplemented by the applicable Supplemental Indenture. This description is intended to be an overview of the material provisions of the Notes and the Indenture. This description is not complete and is qualified in its entirety by reference to the Indenture and the certificates evidencing the Notes. You should carefully read the summary below, the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus under “Description of Debt Securities” and the provisions of the Indenture that may be important to you before investing in the Notes. Capitalized terms defined in the accompanying prospectus or in the Indenture have the same meanings when used in this description unless updated herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You may request copies of the Indenture at the address set forth under the heading “Summary—Corporate Information.” A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus supplement is a part and can be obtained as indicated under “Available Information.”

Principal, Maturity and Interest

The Issuer will issue $1,000,000,000 aggregate principal amount of the 2028 Notes, $1,250,000,000 aggregate principal amount of the 2032 Notes and $1,000,000,000 aggregate principal amount of the 2053 Notes in this offering. The 2028 Notes will mature on June 1, 2028, the 2033 Notes will mature on June 1, 2033 and the 2053 Notes will mature on June 1, 2053. The 2028 Notes will bear interest at the rate of 5.200% per annum, the 2033 Notes will bear interest at the rate of 5.500% per annum and the 2053 Notes will bear interest at the rate of 5.900% per annum, in each case computed on the basis of a 360-day year of twelve 30-day months, commencing on the Issue Date. Interest will be payable twice a year on June 1 and December 1, beginning on December 1, 2023. Interest payable on any Note that is punctually paid or duly provided for on any interest payment date shall be paid to the person in whose name the Note is registered at the close of business on May 15 and November 15, as the case may be, preceding such interest payment date.

The Issuer may issue additional 2028 Notes, 2033 Notes or 2053 Notes from time to time after this offering under the Indenture (any such Notes, “Additional Notes”). The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Notes” include any Additional Notes that are actually issued.

The Notes will be issued in book-entry form only.

Parent Guarantee

We are a Subsidiary of HCA Healthcare. HCA Healthcare will irrevocably and fully and unconditionally guarantee (the “Parent Guarantee” and HCA Healthcare in such capacity, the “Parent Guarantor”), on an unsecured senior basis, the punctual payment when due, whether at maturity, by acceleration or otherwise, of all monetary obligations of the Issuer under the Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Parent Guarantor being herein called the “Parent Guaranteed Obligations”).

The Parent Guarantee shall be a continuing guarantee and shall (i) subject to the next two paragraphs, remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other applicable Parent Guaranteed Obligations of the Parent Guarantor then due and owing, (ii) be binding upon the Parent Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

The Parent Guarantor will automatically and unconditionally be released from all obligations under its Parent Guarantee, and its Parent Guarantee will thereupon terminate and be discharged and of no further force of effect, (i) upon any merger or consolidation of such Parent Guarantor with the Issuer, (ii) upon legal or covenant defeasance of the Issuer’s obligations under, or satisfaction and discharge of, the Indenture, or (iii) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding and all other applicable Parent Guaranteed Obligations of the Parent Guarantor then due and owing.

Upon any such occurrence specified in the preceding paragraph, the Trustee shall execute upon request by the Issuer, any documents reasonably required in order to evidence such release, discharge and termination in respect of the Parent Guarantee. Neither the Issuer nor the Parent Guarantor shall be required to make a notation on the Notes to reflect the Parent Guarantee or any such release, termination or discharge.

Ranking of Notes and Parent Guarantee

The Notes are:

•	unsecured senior obligations of the Issuer;

•	equal in right of payment to any future senior Indebtedness of the Issuer;

•	senior in right of payment to any future Subordinated Indebtedness of the Issuer;

•	effectively subordinated in right of payment to any of the Issuer’s existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness;

•	structurally subordinated in right of payment to all Indebtedness of the Issuer’s Subsidiaries; and

•	guaranteed on a senior unsecured basis by the Parent Guarantor.

The Indebtedness evidenced by the Notes will be unsecured and will rank equally with any other unsecured and unsubordinated indebtedness the Issuer may incur in the future. The Notes will not be guaranteed by any of the Issuer’s Subsidiaries. The Issuer’s future secured Indebtedness and other future secured obligations will be effectively senior to the Notes to the extent of the value of the assets securing such other secured Indebtedness and other obligations.

The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. Additionally, claims of such Subsidiaries’ creditors, including trade creditors and claims of preferred stockholders (if any) of such Subsidiaries, generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of the Issuer’s creditors, including Holders of the Notes. The Notes, therefore, will be structurally subordinated to creditors (including trade creditors) and preferred stockholders (if any) of our Subsidiaries. As of March 31, 2023, on an as adjusted basis after giving effect to the offering of the Notes and the use of proceeds therefrom, Subsidiaries of the Issuer had Indebtedness of $3.313 billion outstanding, all of which was secured.

The Indenture limits the Issuer’s ability and that of certain of our Subsidiaries under certain circumstances to secure Indebtedness by Mortgages on our Principal Properties and to enter into Sale and Lease-Back Transactions. In a liquidation or reorganization of any of our Subsidiaries, the right of Holders of the Notes to participate in any distribution is subject to the prior claims of creditors of that Subsidiary, except to the extent that we are a creditor.

The Parent Guarantee (as described above) is:

•	the unsecured obligation of the Parent Guarantor;

•	equal in right of payment to all of the Parent Guarantor’s existing and future indebtedness that is not subordinated in right of payment to its Parent Guarantee;

•	senior in right of payment to any future Subordinated Indebtedness of the Parent Guarantor;

•

effectively subordinated in right of payment to any of the Parent Guarantor’s future indebtedness that is secured by Liens on its assets to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated in right of payment to all Indebtedness of the Parent Guarantor’s Subsidiaries (other than the Issuer).

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “—Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Each series of Notes will be redeemable, at our option, at any time in whole or from time to time in part.

Prior to May 1, 2028 (one month prior to their maturity date) for the 2028 Notes, March 1, 2033 (three months prior to their maturity date) for the 2033 Notes and December 1, 2052 (six months prior to their maturity date) for the 2053 Notes (each, the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the applicable series of Notes to be redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) with respect to the 2028 Notes, 25 basis points, (ii) with respect to the 2033 Notes, 30 basis points and (iii) with respect to the 2053 Notes, 35 basis points, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, the Issuer may redeem the applicable Notes, in whole or in part, at any time and from time to time, at an applicable redemption price equal to 100% of the principal amount of each Note to be redeemed plus accrued and unpaid interest on the applicable series of Notes to be redeemed to, but not including, the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Except as set forth above, the Notes will not be redeemable by us prior to maturity.

Selection and Notice of Redemption

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Registrar and Paying Agent will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC.

If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering or other corporate transaction. Notes called for redemption will become due on the date fixed for redemption. Notices of redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. The notice of redemption for the Notes will state, among other things, the amount of Notes to be redeemed, if less than all of the outstanding Notes of the relevant series are to be redeemed, the redemption date, the redemption price (or the method of calculating it) and each place that payment will be made upon presentation and surrender of such Notes to be redeemed.

Notes called for redemption become due on the date fixed for redemption. Unless the Issuer defaults in payment of the redemption price, interest will cease to accrue on any Notes that have been called for redemption on the redemption date.

Denominations, Registration and Transfer

The Issuer will issue the Notes in registered, global form and in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. We have appointed Deutsche Bank Trust Company Americas as security registrar.

The Issuer has appointed The Depository Trust Company (“DTC”) to act as depositary with respect to the Notes. Beneficial owners of interests in the Notes generally will not receive certificates representing their ownership interests in the Notes. However, if:

•

the Issuer delivers to the Trustee notice from DTC that DTC is unwilling or unable to continue to act as depositary for the Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Issuer within 120 days after the date of such notice from DTC,

•	the Issuer, in its sole discretion, determines not to have the Notes represented by one or more global Notes, or

•

a Default or an Event of Default has occurred and is continuing with respect to the Notes and DTC has notified the Issuer and the Trustee of its desire to exchange the global Notes for Notes in definitive certificate form, then the Issuer will prepare and deliver certificates for the Notes in exchange for beneficial interests in the global Notes. Any beneficial interest in a global Note that is exchangeable under the circumstances described in the first two bullets of the preceding sentence will be exchangeable for Notes in definitive certificated form registered in the names and in the authorized denominations that DTC shall direct. It is expected that these directions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global Notes. See “Description of Debt Securities—Book-entry Debt Securities.”

Repurchase at the Option of Holders

Change of Control Triggering Event

The Notes of each series will provide that if a Change of Control Triggering Event occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes of such series as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes of such series pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of such series of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee and the Registrar, to each Holder of the Notes of such series for which a Change of Control Offer is required to the address of such Holder appearing in the security register with a copy to the Trustee and the Registrar or otherwise in accordance with the procedures of DTC, with the following information:

(1)

that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control Triggering Event” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)	that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)

that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)

that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)

that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control Offer notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)

that Holders tendering less than all of their Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8)	the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1)	accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)

deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

Our existing senior secured credit facilities provide, and future credit agreements or other agreements relating to senior Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control Triggering Event under the Indenture). If we experience a change of control that triggers a default under our senior secured credit facilities, we could seek a waiver of such default or seek to refinance our senior secured credit facilities. In the event we do not obtain such a waiver or refinance the senior secured credit facilities, such default could result in amounts outstanding under our senior secured credit facilities being declared due and payable and could cause a receivables facility to be wound down.

The Issuer’s ability to pay cash to the Holders of the Notes following the occurrence of a Change of Control Triggering Event may be limited by its then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control Triggering Event feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control Triggering Event feature is a result of negotiations between the Underwriters and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes of each series then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes of any series as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes of such series.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Supplemental Indenture for each series of Notes.

Limitations on Mortgages

Nothing in the Indenture or in the Notes shall in any way restrict or prevent the Issuer, the Parent Guarantor or any Subsidiary from incurring any Indebtedness, provided, however, that the Indenture will provide that neither the Issuer nor any of its Subsidiaries will issue, assume or guarantee any indebtedness or obligation secured by Mortgages upon any Principal Property (other than certain permitted liens), unless the Notes shall be secured equally and ratably with (or prior to) such Indebtedness. This restriction will not apply to:

(1)

Mortgages securing all or any part of the purchase price of property acquired or cost of construction of property or cost of additions, substantial repairs, alterations or improvements or property, if the Indebtedness and the related Mortgages are incurred within 18 months of the later of the acquisition or completion of construction and full operation or additions, repairs, alterations or improvements;

(2)

Mortgages existing on property at the time of its acquisition by the Issuer or a Subsidiary or on the property of a Person at the time of the acquisition of such Person by the Issuer or a Subsidiary (including acquisitions through merger or consolidation);

(3)	Mortgages to secure Indebtedness on which the interest payments to holders of the related indebtedness are excludable from gross income for federal income tax purposes under Section 103 of the Code;

(4)	Mortgages in favor of the Issuer or any Subsidiary;

(5)	Mortgages existing on the Issue Date;

(6)

Mortgages in favor of a government or governmental entity that (i) secure Indebtedness which is guaranteed by the government or governmental entity, (ii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity, or (iii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of the property subject to the Mortgage;

(7)

Mortgages incurred in connection with the borrowing of funds where such funds are used to repay within 120 days after entering into such Mortgage, Indebtedness in the same principal amount secured by other Mortgages on Principal Property with at least the same appraised fair market value; and

(8)

any extension, renewal, replacement, refunding or refinancing of any Mortgage referred to in clauses (1) through (7) above or this clause (8), provided the amount secured is not increased (except in an amount equal to accrued interest on the Indebtedness being extended, renewed, replaced or refinanced and fees and expenses (including tender, redemption, prepayment or repurchase premiums) incurred in connection therewith, and such extension, renewal or replacement Mortgage relates to the same property.

Limitations on Sale and Lease-Back Transactions

Neither the Issuer nor any Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property with another person (other than with the Issuer or a Subsidiary) unless either:

(1)	the Issuer or such Subsidiary could incur indebtedness secured by a mortgage on the property to be leased without equally and ratably securing the Notes; or

(2)

within 120 days, the Issuer applies the greater of the net proceeds of the sale of the leased property or the fair value of the leased property, net of all Notes delivered under the Indenture, to the voluntary retirement of our Funded Debt and/or the acquisition or construction of a Principal Property.

Exempted Transactions

Notwithstanding the foregoing provisions described above under “—Limitations on Mortgages” and “—Limitations on Sale and Lease-Back Transactions,” if the aggregate outstanding principal amount of all Indebtedness of the Issuer and its Subsidiaries that is subject to and not otherwise permitted under these restrictions does not exceed 15% of the Consolidated Total Assets of the Issuer and its Subsidiaries, then:

(1)	the Issuer or any of its Subsidiaries may issue, assume or guarantee Indebtedness secured by Mortgages; and

(2)	the Issuer or any of its Subsidiaries may enter into any Sale and Lease-Back Transaction.

Events of Default

Under the Indenture, an “Event of Default” applicable to the Notes of any series means:

(1)	failure to pay the principal or any premium on the Notes of such series when due;

(2)	failure to pay any interest on the Notes of such series when due, and such default continues for a period of 30 days;

(3)	failure to deposit any sinking fund payment in respect of the Notes of such series when due;

(4)

failure to perform, or the breach of, any of our other applicable covenants or warranties in the Indenture, and such default continues for a period of 60 days after written notice by Holders of at least 25% in principal amount of the outstanding Notes of such series; (with a copy to the Trustee) specifying such default or breach and requiring it to be remedied;

(5)

the Issuer or the Parent Guarantor, as applicable, pursuant to or within the meaning of any Bankruptcy Law: (i) commences proceedings to be adjudicated bankrupt or insolvent; (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law; (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due;

(6)

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Issuer or the Parent Guarantor, as applicable, in a proceeding in which the Issuer or the Parent Guarantor, as applicable, is to be adjudicated bankrupt or insolvent; appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Parent Guarantor, as applicable, or for all or substantially all of the property of the issuer; or orders the liquidation of the Issuer or the Parent Guarantor, as applicable; and the order or decree remains unstayed and in effect for 60 consecutive days; or

(7)

the Parent Guarantee shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of the Parent Guarantor denies that it has any further liability under its Parent Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of such Parent Guarantee in accordance with the Indenture.

No Event of Default with respect to any particular series of the Notes necessarily constitutes an Event of Default with respect to the outstanding Notes of any other series. The Indenture provides that, within 90 days after the occurrence of any default with respect to the Notes of any series known to the Trustee, the Trustee will mail to all holders of the Notes of that series notice of that default. Except in the case of a default relating to the payment of principal, premium, if any, or interest on the Notes of any series, the Trustee may withhold from the holders notice of any continuing default if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the holders of the Notes. The Trustee shall not be deemed to know of any Default or Event of Default unless a responsible officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the corporate trust office of the trustee.

If any Event of Default (except for events in bankruptcy, insolvency or reorganization) with respect to the Notes of any series occurs and is continuing, either the Trustee or the Holders of each applicable series of Notes of at least 25% in aggregate principal amount of the outstanding Notes of such series may declare the principal amount of all the Notes of such series to be due and payable immediately. The Holders may, under certain circumstances, rescind and annul this acceleration prior to obtaining a judgment or decree. In the case of an Event of Default arising from bankruptcy, insolvency or reorganization, all outstanding Notes of the relevant series shall be due and payable immediately.

Other than the duties of the Trustee during a default to act with the required standard of care, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders unless the Holders shall have offered to the Trustee indemnity reasonably satisfactory to it. Subject to these indemnification provisions, the Holders of a majority in aggregate principal amount of the outstanding Notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to such Notes. We will furnish the Trustee annually with a statement as to our performance of certain obligations under the Indenture and as to any default in our performance.

No Holder of a series of the Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such series of the Notes;

•

the Holders of not less than 25% in principal amount of the total outstanding Notes of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

•	Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense incurred in compliance with such request;

•	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

•	Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Notwithstanding any other provision of the Indenture, the right of any holder of Notes to receive payment of principal, premium, if any, and interest on the Notes, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Modification and Waiver

Without Holder Consent

Without the consent of any Holders of any series of Notes, the Issuer, the Parent Guarantor and the Trustee may amend or supplement the Indenture, or the applicable series of Notes for any of the following purposes:

(1)	to evidence the succession of another corporation to the Issuer and the assumption by such successor of the covenants of the Issuer in compliance with the requirements set forth in the Indenture;

(2)

to add to the covenants for the benefit of the Holders of such series, to make any change that does not materially and adversely affect legal rights of any Holder of such series or to surrender any right or power herein conferred upon the Issuer;

(3)	to add any additional Events of Default;

(4)

to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no outstanding Notes of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(5)	to secure the Notes;

(6)

to supplement any of the provisions of the Indenture to such extent necessary to permit or facilitate the defeasance and discharge of a series of Notes, provided that any such action does not adversely affect the interests of the Holders of such Notes in any material respect;

(7)

to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of the Indenture necessary to provide for or facilitate the administration of the trusts by more than one Trustee;

(8)	to cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision;

(9)

to change any place or places where the principal of and premium, if any, and interest, if any, on the applicable series of Notes shall be payable, the applicable series of Notes may be surrendered for registration or transfer, the applicable series of Notes may be surrendered for exchange, and notices and demands to or upon the Issuer may be served;

(10)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(11)

to conform the text of the Indenture or the Notes to any provision of this Description of the Notes to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture or the Notes; or

(12)

to make any amendment to the provisions of the Indenture relating to the transfer and legending of the Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer the Notes.

With Holder Consent

For any series of Notes, the Issuer, the Parent Guarantor and the Trustee may modify and amend the Indenture, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes of such series; however, we must have the consent of the Holder of each outstanding Note of such series affected to:

(1)

change the stated maturity of the principal of, or installment of interest, if any, on, such Notes, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

(2)

change the currency in which the principal of (and premium, if any) or interest on such Notes are denominated or payable, or reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

(3)

adversely affect the right of repayment or repurchase, if any, at the option of the Holder after such obligation arises, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

(4)

reduce the percentage of Holders of such series whose consent is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or certain defaults;

(5)

modify the provisions that require Holder consent to modify or amend the Indenture or that permit Holders of such series to waive compliance with certain provisions of the Indenture or certain defaults; or

(6)	except as expressly provided in the Indenture, modify the Parent Guarantee of such series in any manner adverse to the Holders of such series of Notes.

The Holders of a majority in aggregate principal amount of the outstanding Notes of a series may, on behalf of all Holders of such Notes, waive any past default under the Indenture with respect to Notes of such series. However, such Holders may not waive a past default in the payment of principal, premium or interest, or any sinking fund installment with respect to such Notes, or waive a covenant or provision that cannot be modified or amended, without the consent of the Holders of each such outstanding Note affected.

Consolidation, Merger, Sale or Lease of Assets

Neither the Issuer nor the Parent Guarantor, as applicable, may consolidate with or merge into, or transfer or lease all or substantially all of its assets to another Person (whether or not the Issuer or the Parent Guarantor, as applicable, is the surviving corporation) without the consent of the Holders of any series of Notes under the Indenture unless:

•	in the case of the Issuer, the successor entity assumes the Issuer’s obligations on the Notes and under the Indenture, as if such successor were an original party to the Indenture;

•

in the case of the Parent Guarantor, the successor entity assumes the Parent Guarantor’s obligations under the Indenture and the Parent Guarantee, as if such successor were an original party to the Indenture and such Parent Guarantee;

•	after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

•

if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Issuer or the Parent Guarantor, as applicable, would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by the Indenture, the Issuer or the Parent Guarantor, as applicable, or such successor corporation or Person, as the case may be, shall take such steps as shall be necessary effectively to secure all such Notes or the Parent Guarantee, as applicable, equally and ratably with (or prior to) all indebtedness secured thereby;

•

the Parent Guarantor, unless it is the party with which the Issuer has entered into the transactions described above, shall have by supplemental indenture confirmed that its Parent Guarantee shall apply to such Person’s obligations under the Indenture and the applicable series of Notes; and

•

the Issuer or the Parent Guarantor, as applicable, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Defeasance and Covenant Defeasance

The Issuer may, at its option at any time, elect to have all of its obligations discharged with respect to the Notes of any series (“Legal Defeasance”) or to have its obligations in respect of the restrictive covenants and related Defaults for such series to be released, (“Covenant Defeasance”), in each case by depositing with the Trustee money or U.S. government obligations that are sufficient to pay principal, premium and interest on the Notes of such series through the maturity date for such Notes or any redemption date therefor, satisfying certain other conditions specified in the Indenture and delivering to the Trustee an Officer’s Certificate and Opinion of Counsel with respect to the satisfaction of such conditions. In the case of Legal Defeasance or Covenant Defeasance, the Issuer shall deliver to the Trustee an Opinion of Counsel stating that the beneficial owners of the relevant Notes will not recognize income, gain or loss for

U.S. federal income tax purposes as a result of such Legal Defeasance or Covenant Defeasance, which Opinion of Counsel, in the case of Legal Defeasance, must be based upon either a ruling from the Internal Revenue Service or a change in applicable U.S. federal income tax law since the Issue Date.

If the Issuer effects Covenant Defeasance with respect to the Notes of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the Notes of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the Notes of that series at the time of the acceleration resulting from such event of default. However, the Issuer would remain liable to make payment of such amounts due at the time of acceleration. The Issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

Satisfaction and Discharge

The Indenture shall be discharged and shall cease to be of further effect as to any series of Notes, when either:

(1)

all Notes of such series theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)

(A) all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or Parent Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(B) the Issuer has paid or caused to be paid all sums payable by it under the Indenture in respect of such Notes; and

(C) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at the relevant maturity or redemption date, as the case may be.

In addition, in the case of clause (2) above, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding anything to the contrary in the Indenture, upon any defeasance or discharge involving a redemption of Notes of any series to occur on or prior to the Par Call Date for such series, the amount deposited shall be sufficient to the extent equal to the redemption price calculated for the date of deposit with any deficit in such redemption price calculated for the date of redemption required to be deposited with the Trustee on or prior to the date of redemption, and any excess in such redemption price to be returned to the Issuer on such redemption date.

Notices

Notices to Holders will be mailed to the addresses of the Holders listed in the security register.

Governing Law

We will construe the Indenture and the Notes in accordance with the laws of the State of New York.

Concerning the Trustee

The Trustee and its affiliates have normal business relationships with us.

Certain Definitions

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “Control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliated Entity” means any Person which (i) does not transact any substantial portion of its business or regularly maintain any substantial portion of its operating assets within the continental limits of the United States of America, (ii) is principally engaged in the business of financing (including, without limitation, the purchase, holding, sale or discounting of or lending upon any notes, contracts, leases or other forms of obligations) the sale or lease of merchandise, equipment or services (1) by the Issuer, (2) by a Subsidiary (whether such sales or leases have been made before or after the date which such Person became a Subsidiary), (3) by another Affiliated Entity or (4) by any Person prior to the time which substantially all its assets have heretofore been or shall hereafter have been acquired by the Issuer, (iii) is principally engaged in the business of owning, leasing, dealing in or developing real property, (iv) is principally engaged in the holding of stock in, and/or the financing of operations of, an Affiliated Entity, or (v) is principally engaged in the business of (1) offering health benefit products or (2) insuring against professional and general liability risks of the Issuer.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Base Indenture” means the indenture, dated as of August 1, 2011, as amended from time to time, among the Issuer, HCA Healthcare, Inc., Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

“Below Investment Grade Rating Event” means, at the time of determination, that the rating assigned to either the Notes of a series or the “corporate family rating” (or comparable designation) for the Parent Guarantor and its Subsidiaries (a) either (i) has been withdrawn by both of the Rating Agencies or (ii) is currently rated below an Investment Grade Rating by both such Rating Agencies; and/or (b) the Issuer or any of its Affiliates is party to an executory agreement to effect a transaction that would result in a Change of Control and both of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause both such Rating Agencies to (i) withdraw such Investment Grade Rating or (ii) downgrade such rating to below an Investment Grade Rating.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation ” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1)

the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2)

the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Total Assets” means, with respect to any Person, the total amount of assets (less applicable reserves and other properly deductible items) as set forth on the most recent consolidated balance sheet of the Issuer and computed in accordance with GAAP.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“Primary Obligations”) of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefore,

(2)	to advance or supply funds

(a)	for the purchase or payment of any such Primary Obligation, or

(b)	to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, or

(3)

to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation against loss in respect thereof.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Event of Default” has the meaning set forth under the section “—Events of Default.”

“Frist Entities” means Dr. Thomas F. Frist, Jr., any Person controlled by Dr. Frist and any charitable organization selected by Dr. Frist that holds Equity Interests of the Issuer on November 17, 2006.

“Funded Debt” means any Indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed that would, in accordance with generally accepted accounting principles, be classified as long-term debt, but in any event including all Indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

“GAAP” means generally accepted accounting principles in the United States which were in effect on November 17, 2006.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“HCA Healthcare” means HCA Healthcare, Inc.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1)	any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)	in respect of borrowed money;

(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)

representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d)	representing any Hedging Obligations;

If and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)

to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)

to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Investors” means Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means May 4, 2023.

“Legal Defeasance” has the meaning set forth under “Defeasance.”

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset and any agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” means mortgages, liens, pledges or other encumbrances.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, as applicable, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Holders” means each of the Investors, the Frist Entities, members of management of the Issuer (or its direct or indirect parent), and each of their respective Affiliates or successors, that are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Frist Entities, members of management and assignees of the equity commitments of the Investors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means each acute care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Issuer and/or one or more of its Subsidiaries and located in the United States of America.

“Rating Agencies” means Moody’s and S&P or, if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Subsidiaries for a period of more than three years of any Principal Property, which property has been or is to be sold or transferred by the Issuer or such Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Subordinated Indebtedness” means, with respect to the Notes,

•	any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

•	any Indebtedness of the Parent Guarantor which is by its terms subordinated in right of payment to the Parent Guarantee.

“Subsidiary” means, with respect to any Person:

•

any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

•

any partnership, joint venture, limited liability company or similar entity of which more than 50% of the equity ownership, whether in the form of membership, general, special or limited partnership interests or otherwise, is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof;

provided, however, that for purposes of “—Certain Covenants—Limitations on Mortgages,” “—Certain Covenants—Limitations on Sale and Lease-Back Transactions” and “—Certain Covenants—Exempted Transactions,” any Person that is an Affiliated Entity shall not be considered a Subsidiary.

“Underwriters” means BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., Capital One Securities, Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Scotia Capital (USA) Inc., BNP Paribas Securities Corp., CIBC World Markets Corp., DNB Markets, Inc., PNC Capital Markets LLC and Regions Securities LLC.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

The following is a summary of certain United States federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes offered hereby as of the date of this prospectus supplement. Unless otherwise stated, this summary deals only with notes held as capital assets by persons who purchase the notes for cash upon original issuance at the “issue price” of the applicable series (the first price at which a substantial amount of the notes of the applicable series is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).

As used herein, a “U.S. holder” means a beneficial owner of notes of any series offered hereby that is for United States federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used herein, and except as modified for estate tax purposes, the term “non-U.S. holder” means a beneficial owner of notes of any series offered hereby (other than an entity treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.

If any entity classified as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the notes, you should consult your own tax advisors.

This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt entity;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such an entity);

•	a U.S. holder that holds notes through a non-U.S. broker or other non-U.S. intermediary;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, administrative pronouncements and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income and estate tax consequences different from those summarized below. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the United States federal income tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address any consequences arising under state, local or non-United States tax laws or the Medicare tax on net investment income or special timing rules prescribed under section 451(b) of the Code. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. If you are considering the purchase of notes, you should consult your own tax advisors in determining the tax consequences to you of holding notes under such tax laws, as well as the application to your particular situation of the United States federal income tax considerations discussed below.

Certain Tax Consequences to U.S. Holders

The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the notes offered hereby.

Stated Interest. Stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued, depending on the holder’s regular method of accounting for United States federal income tax purposes.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes. Upon the sale, exchange, retirement, redemption, or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement, redemption or other disposition (less an amount equal to any accrued and unpaid stated interest, which will be treated in the manner described above) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be your cost for that note. Any such gain or loss will be capital gain or loss. Capital gains of noncorporate holders derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain United States federal income and estate tax consequences that will apply to non-U.S. holders of the notes offered hereby.

United States Federal Withholding Tax. Subject to the discussion of backup withholding and “FATCA” below, United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own stock possessing 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an applicable IRS Form W-8 and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or W-8BEN-E, as appropriate (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you recognize on the sale, exchange, retirement, redemption or other disposition of a note.

United States Federal Income Tax. If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business, then you will be subject to United States federal income tax on that interest on a net income basis in generally the same manner as if you were a United States person as defined under the Code unless an applicable income tax treaty provides otherwise. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments. If interest received with respect to the notes is effectively connected income, the 30% withholding tax described above will not apply, provided the certification requirements discussed above in “—United States Federal Withholding Tax” are satisfied.

Subject to the discussion of backup withholding below, any gain recognized on the disposition of a note generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, in which case you generally will be taxed in the same manner as discussed above with respect to effectively connected interest; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case you will be subject to a flat 30% United States federal income tax on any gain recognized (except as otherwise provided by an applicable income tax treaty), which may be offset by certain United States source losses.

United States Federal Estate Tax. If you are an individual who is neither a citizen nor a resident of the United States (as specifically defined for estate tax purposes), your estate will not be subject to United States federal estate tax on notes beneficially owned by you (or treated as so owned) at the time of your death, provided that any interest payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “—United States Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders. In general, information reporting requirements will apply to payments of interest on the notes and the proceeds of the sale or other disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding or if you are subject to backup withholding because you previously failed to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders. Information reporting generally will apply to the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside or are established under the provisions of an applicable income tax treaty or agreement.

In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that the applicable withholding agent has received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “—Certain Tax Consequences to Non-U.S. Holders—United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the applicable withholding agent under penalties of perjury that you are a non-U.S. holder, or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Certain Tax Consequences to Non-U.S. Holders—United States Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plans, individual retirement accounts or other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), entities or accounts whose underlying assets are deemed to include “plan assets” of the foregoing, or any plans or other arrangements that are subject to provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of an employee benefit plan subject to Part 4 of Title I of ERISA or an entity or account deemed to hold the assets of such plans (“ERISA Plans”) or a plan subject to Section 4975 of the Code or an entity or account deemed to hold the assets of such plans (together with ERISA Plans, “Plans”) and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice to an ERISA Plan for a fee or other compensation, is generally considered to be a fiduciary of the ERISA Plan. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements. In deciding whether to invest in the notes, a fiduciary of an ERISA Plan must take the following into account, among other considerations:

•	whether the fiduciary has the authority to make the investment;

•	whether the investment is made in accordance with the written documents that govern the ERISA Plan;

•	whether the investment constitutes a direct or indirect transaction with a party in interest or disqualified person;

•	the composition of the ERISA Plan’s portfolio with respect to diversification by type of asset;

•	the ERISA Plan’s funding objectives and investment policy statement;

•	the tax effects of the investment; and

•

whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the ERISA Plan, taking into account the overall investment policy of the ERISA Plan, the composition of the ERISA Plan’s investment portfolio and all other appropriate factors.

In considering an investment in the notes of a portion of the assets of any Plan, a Plan fiduciary should consult with its counsel regarding the applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

Non-U.S. plans, governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of any such plans should consult with their counsel before purchasing the notes to determine the need for, and, if necessary, the availability of any exemptive relief under such Similar Laws.

Each Plan and plan subject to Similar Laws should consider the fact that none of us, the underwriters nor any of our or their respective affiliates will act as a fiduciary to any Plan or plan subject to Similar Laws with respect to the decision to acquire notes pursuant to this offering and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to such decision.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving Plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and the prohibited transaction itself may have to be rescinded. In addition, the fiduciary of a Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Plan that proposes to acquire and/or hold any notes should consider, among other things, whether such purchase and/or holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, us or any of our affiliates or the underwriters or any of their affiliates. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes and could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. These class exemptions include, without limitation, PTCE 84-14, respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting investments by insurance company pooled separate accounts, PTCE 91-38, respecting investments by bank collective investment funds, PTCE 95-60, respecting investments by life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers (collectively, the “Class Exemptions”). In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction. Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan (or any plan subject to Similar Laws), unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code (or a similar violation of any applicable Similar Laws). There can be no assurance that any of the Class Exemptions or any other exemption will be available with respect to any particular transaction involving the notes.

Representation

Accordingly, by purchasing and holding a note, or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or plan subject to Similar Laws or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws, and none of us, the underwriters nor any of our or their respective affiliates has acted as the fiduciary of such purchaser or transferee in connection with its investment in the notes pursuant to the offering described in this prospectus supplement.

The foregoing discussion is general in nature and is not intended to be all-inclusive, nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring the notes on behalf of, or with the assets of, any Plan or any plan subject to Similar Laws, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. The sale of notes to a Plan or a plan subject to Similar Laws is in no respect a representation by us or the underwriters that such an investment meets all relevant requirements applicable to investments by Plans or plans subject to Similar Laws generally or any particular Plan or plan subject to Similar Laws, or that such an investment is appropriate for Plans or plans subject to Similar Laws generally or any particular Plan or plan subject to Similar Laws.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriters	Principal Amount of 2028 Notes to be Purchased	Principal Amount of 2033 Notes to be Purchased	Principal Amount of 2053 Notes to be Purchased
BofA Securities, Inc.	$120,000,000	$150,000,000	$120,000,000
Citigroup Global Markets Inc.	120,000,000	150,000,000	120,000,000
J.P. Morgan Securities LLC	120,000,000	150,000,000	120,000,000
Wells Fargo Securities, LLC	120,000,000	150,000,000	120,000,000
Barclays Capital Inc.	50,000,000	62,500,000	50,000,000
Capital One Securities, Inc.	50,000,000	62,500,000	50,000,000
Goldman Sachs & Co. LLC	50,000,000	62,500,000	50,000,000
Mizuho Securities USA LLC	50,000,000	62,500,000	50,000,000
Morgan Stanley & Co. LLC	50,000,000	62,500,000	50,000,000
RBC Capital Markets, LLC	50,000,000	62,500,000	50,000,000
SMBC Nikko Securities America, Inc.	50,000,000	62,500,000	50,000,000
Truist Securities, Inc.	50,000,000	62,500,000	50,000,000
Credit Agricole Securities (USA) Inc.	18,500,000	23,125,000	18,500,000
Fifth Third Securities, Inc.	18,500,000	23,125,000	18,500,000
Scotia Capital (USA) Inc.	18,500,000	23,125,000	18,500,000
BNP Paribas Securities Corp.	12,900,000	16,125,000	12,900,000
CIBC World Markets Corp.	12,900,000	16,125,000	12,900,000
DNB Markets, Inc.	12,900,000	16,125,000	12,900,000
PNC Capital Markets LLC	12,900,000	16,125,000	12,900,000
Regions Securities LLC	12,900,000	16,125,000	12,900,000

Total	$1,000,000,000	$1,250,000,000	$1,000,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Commissions and Discounts

The notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price and any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price. If all the notes are not sold at the initial offering prices, the underwriters may change the offering prices and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The underwriters may offer and sell notes through certain of their affiliates.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $6 million.

New Issues of Notes

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

Settlement

We expect that delivery of the notes will be made to investors on or about May 4, 2023, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, for a period following the date of this prospectus supplement until the date of delivery of the notes, without first obtaining the prior written consent of BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), or announce the offering of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, any purchases by the underwriters to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and each of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and each of their affiliates have, from time-to-time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates are likely to hedge their credit exposure to us and certain other of those underwriters or their affiliates may hedge their credit exposure to us, consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. Certain of the underwriters also acted as underwriters or initial purchasers in connection with the issuance of our outstanding notes or our initial public offering and received customary fees in connection therewith. To the extent we use the net proceeds of this offering to repay outstanding borrowings under our ABL credit facility, certain affiliates of one or more of the underwriters, who are lenders under our ABL credit facility, will receive at least 5% of the net proceeds of this offering, after deducting underwriting discounts and estimated offering expenses. Because 5% or more of the net proceeds of this offering may be paid to any underwriter and its affiliates, which is considered a “conflict of interest” under FINRA Rule 5121, this offering will be made in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes offered pursuant to this prospectus supplement are investment grade rated under the requirements of paragraph (f)(8) of Rule 5121. In accordance with Rules 5121(c), no sales of the notes will be made to any discretionary account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder. Affiliates of certain of the underwriters are lenders and/or agents under the senior secured credit facilities, including an affiliate of BofA Securities, Inc. that serves as administrative agent under the cash flow credit facility and the ABL credit facility.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates (including their respective employees) may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) and the expression an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) and the expression an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by the PRIPPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

In the UK, this prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at, (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (ii) high net worth companies and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus and their respective contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this document or any of its contents.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (“DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Hong Kong

The notes (i) have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes, may not be circulated or distributed nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor.

Securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;
(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority or agency of Taiwan pursuant to applicable securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission and/or other regulatory authority or agency of Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement.

The notes may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any agent outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and Michael R. McAlevey, Senior Vice President and Chief Legal Officer of HCA Healthcare, Inc. Certain regulatory matters will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain legal matters in connection with the offering will be passed upon for the underwriters by Cahill Gordon  & Reindel LLP, New York, New York.

EXPERTS

The consolidated financial statements of HCA Healthcare, Inc. appearing in HCA Healthcare, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of HCA Healthcare, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

HCA Healthcare, Inc. files certain reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. HCA Healthcare, Inc. is an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information filed electronically. Our website address is www.hcahealthcare.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, HCA Healthcare, Inc.’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, together with all other materials HCA Healthcare, Inc. files with or furnishes to the SEC, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this prospectus supplement, and is therefore not incorporated by reference unless such information is specifically referenced elsewhere in this prospectus supplement.

You should rely only upon the information provided or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information provided or incorporated by reference in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement.

This prospectus supplement contains or incorporates by reference summaries of certain agreements, including the indentures governing each series of notes offered hereby, HCA Inc.’s senior secured credit facilities and certain other agreements. The descriptions of these agreements contained or incorporated by reference in this prospectus supplement do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you in response to a written or oral request to us.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the notes by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement incorporates by reference the documents listed below that HCA Healthcare, Inc. has previously filed with the SEC. These documents contain important information about us. Any information referred to in this way is considered part of this prospectus supplement from the date HCA Healthcare, Inc. filed that document.

We incorporate by reference the documents listed below:

•

HCA Healthcare, Inc.’s Annual Report on Form 10-K for the year ended December  31, 2022 (including information specifically incorporated by reference from HCA Healthcare, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 10, 2023) (SEC File No. 001-11239) filed with the SEC on February 17, 2023;

•	HCA Healthcare, Inc.’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 (SEC File No. 001-11239) filed with the SEC on April 27, 2023;

•

HCA Healthcare, Inc.’s Current Reports on Form 8-K, filed on January 4, 2023, January  27, 2023 (Item 8.01 only), January  30, 2023, April  6, 2023, April  21, 2023 (Item 8.01 only) and April 21, 2023 (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein); and

•

All documents filed by HCA Healthcare, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering to which this prospectus supplement relates (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about HCA Inc. or HCA Healthcare, Inc. The agreements may contain representations and warranties by HCA Inc. or HCA Healthcare, Inc. which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

We will provide without charge to each person, including a beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents, at no cost, by writing or calling us at the following address or telephone number:

Corporate Secretary

HCA Healthcare, Inc.

One Park Plaza

Nashville, Tennessee 37203

(615) 344-9551

Prospectus

HCA Healthcare, Inc.

HCA Inc.

Common Stock

Preferred Stock

Debt Securities

HCA Healthcare, Inc. and/or one or more selling stockholders may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

HCA Healthcare, Inc. may, from time to time, offer to sell preferred stock in amounts, at prices and on terms that will be determined at the time of any such offering.

HCA Healthcare, Inc. may, from time to time, offer to sell debt securities.

HCA Inc. may, from time to time, offer to sell debt securities, which will be guaranteed by HCA Healthcare, Inc.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement before you invest.

HCA Healthcare, Inc. common stock is listed on the New York Stock Exchange under the symbol “HCA.” On April 28, 2023, the reported last sale price on the New York Stock Exchange for our common stock was $287.33 per share.

These securities may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 31 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated May 1, 2023

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we and/or one or more selling stockholders may, from time to time, sell in one or more offerings any of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation By Reference.”

As used herein, unless otherwise stated or indicated by context, references to “HCA Healthcare, Inc.,” the “Company,” “HCA,” “we,” “our” or “us” refer to HCA Healthcare, Inc., parent of HCA Inc., and its affiliates. The term “affiliates” means direct and indirect subsidiaries and certain partnerships and joint ventures in which such subsidiaries are partners. The terms “facilities” or “hospitals” refer to entities owned and operated by affiliates of HCA and the term “employees” refers to employees of affiliates of HCA. With respect to debt securities, the term “issuer” means either HCA Healthcare, Inc. or HCA Inc. depending on which registrant is offering the debt securities. The term “issuers” is a collective reference to HCA Healthcare, Inc. and HCA Inc.

WHERE YOU CAN FIND MORE INFORMATION

HCA Healthcare, Inc. files certain reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. HCA Healthcare, Inc. is an electronic filer, and the SEC maintains an Internet website at http://www.sec.gov that contains the reports and other information filed electronically. Our website address is http://www.hcahealthcare.com. Please note that the SEC’s and our website addresses are provided as inactive textual references only. We make available free of charge, through our website, HCA Healthcare, Inc.’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, together with all other materials HCA Healthcare, Inc. files with or furnishes to the SEC, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through the SEC’s and our website is not part of this prospectus, and is therefore not incorporated by reference unless such information is specifically referenced elsewhere in this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet web site referenced above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents listed below that HCA Healthcare, Inc. has previously filed with the SEC. These documents contain important information about us. Any information referred to in this way is considered part of this prospectus from the date HCA Healthcare, Inc. filed that document.

We incorporate by reference the documents listed below:

•	HCA Healthcare, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 (SEC File No. 001-11239);

•	HCA Healthcare, Inc.’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 (SEC File No. 001-11239);

•

HCA Healthcare, Inc.’s Current Reports on Form 8-K, filed on January 4, 2023, January 27, 2023 (Item  8.01 only), January  30, 2023, April  6, 2023, April  21, 2023 (Item 8.01 only) and April 21, 2023 (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein);

•

The description of HCA Healthcare, Inc.’s common stock, par value $0.01 per share, contained in HCA Healthcare, Inc.’s Registration Statement on Form 8-A, filed on March 7, 2011, and including all other amendments and reports filed for the purpose of updating such description; and

•

All documents filed by HCA Healthcare, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of any offering to which this prospectus relates (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about HCA Inc. or HCA Healthcare, Inc. The agreements may contain representations and warranties by HCA Inc. or HCA Healthcare, Inc. which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents, at no cost, by writing or calling us at the following address or telephone number:

Corporate Secretary

HCA Healthcare, Inc.

One Park Plaza

Nashville, Tennessee 37203

(615) 344-9551

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Some of the information included or incorporated by reference in this prospectus and the applicable prospectus supplement contain and incorporate by reference “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include statements regarding expected share-based compensation expense, expected capital expenditures, expected dividends, expected share repurchases, expected net claim payments, expected inflationary pressures and all other statements that do not relate solely to historical or current facts, and can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) changes in or related to general economic conditions nationally and regionally in our markets, including inflation and economic and business conditions (and the impact thereof on the economy, financial markets and banking industry); changes in revenues due to declining patient volumes; changes in payer mix (including increases in uninsured and underinsured patients); potential increased expenses related to labor, supply chain or other expenditures; workforce disruptions; and supply shortages and disruptions, (2) developments related to COVID-19, including, without limitation, the length and severity of COVID-19-related impacts and the spread of virus strains with new epidemiological characteristics; the volume of canceled or rescheduled procedures and the volume and acuity of COVID-19 patients cared for across our health systems; and measures we are taking to respond to COVID-19, (3) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (4) the impact of current and future federal and state health reform initiatives and possible changes to other federal, state or local laws and regulations affecting the health care industry, including, but not limited to, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “Affordable Care Act”), additional changes to the Affordable Care Act, its implementation, or interpretation (including through executive orders and court challenges), and proposals to expand coverage of federally-funded insurance programs as an alternative to private insurance or establish a single-payer system (such reforms often referred to as “Medicare for All”), (5) the effects related to the implementation of sequestration spending reductions required under the Budget Control Act of 2011, related legislation extending these reductions and those required under the Pay-As-You-Go Act of 2010 as a result of the federal budget deficit impact of the American Rescue Plan Act of 2021, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (6) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (7) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (8) possible changes in Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs or Medicaid waiver programs, that may impact reimbursements to health care providers and insurers and the size of the uninsured or underinsured population, (9) personnel-related capacity constraints, increases in wages and the ability to attract, utilize and retain qualified management and other personnel, including affiliated physicians, nurses and medical and technical support personnel, (10) the highly competitive nature of the health care business, (11) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under third-party payer agreements, the ability to enter into and renew third-party payer provider agreements on acceptable terms and the impact of consumer-driven health plans and physician utilization trends and practices, (12) the efforts of health insurers, health care providers, large employer groups and others to contain health care costs, (13) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (14) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (15) changes in accounting practices, (16) the emergence of and effects related to pandemics, epidemics and infectious diseases, (17) future divestitures which may result in charges and possible impairments of long-lived assets, (18) changes in business strategy or development plans, (19) delays in receiving payments for services provided, (20) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (21) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (22) the impact of potential cybersecurity incidents or security breaches, (23) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and the impact of interoperability requirements, (24) the impact of natural disasters, such as hurricanes and floods, physical risks from climate change or similar events beyond our control, (25) changes in U.S. federal, state, or foreign tax laws including interpretive guidance that may be issued by taxing authorities or other standard setting bodies, and (26) other risk factors disclosed under “Risk Factors” and elsewhere in or incorporated by reference in this prospectus and the applicable prospectus supplement. As a consequence, current plans, anticipated actions and future financial position and results of operations may differ from those expressed in any forward-looking statements made by or on behalf of HCA. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus and the applicable prospectus supplement, which forward-looking statements reflect management’s views only as of the date of this prospectus. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

HCA Healthcare, Inc. is one of the leading health care services companies in the United States. At March 31, 2023, we operated 180 hospitals, comprised of 173 general, acute care hospitals; five psychiatric hospitals; and two rehabilitation hospitals. In addition, we operated 126 freestanding surgery centers and 22 freestanding endoscopy centers. Our facilities are located in 20 states and England. We also currently own, manage or operate freestanding emergency care facilities, urgent care facilities, walk-in clinics, diagnostic and imaging centers, radiation and oncology therapy centers, comprehensive rehabilitation and physical therapy centers, physician practices, home health, hospice, outpatient physical therapy home and community-based services providers and various other facilities.

We are committed to providing the communities we serve with high quality, convenient and cost-effective health care while growing our business and creating long-term value for our stockholders. We strive to be the health care system of choice in the communities we serve by developing comprehensive networks locally and supporting these networks with enterprise expertise and economies of scale. Our strategy is organized around a framework that seeks to drive sustained growth by delivering operational excellence, attracting exceptional physicians and other health care professionals, developing comprehensive services, creating greater access and coordinating higher quality care for patients.

To achieve these objectives, we align our efforts around the following growth agenda:

•	grow our presence in existing markets;

•	achieve industry-leading performance in clinical, operational and satisfaction measures;

•	recruit and retain physicians and other health care professionals to meet the need for high quality health services;

•	continue to utilize economies of scale to grow the Company; and

•	pursue a disciplined development strategy.

Our strategy also emphasizes investments that advance our clinical systems and digital capabilities, transform care models with innovative care solutions, expand our workforce development programs and enhance our health care networks and partnerships.

RISK FACTORS

Our business is subject to numerous risks, including those that are generally associated with operating in the health care industry. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2022, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from sales of the securities for general corporate purposes, which may include the following: refunding, repurchasing, retiring upon maturity or redeeming existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions. We will not receive any proceeds from sales of securities by selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws as currently in effect. We also refer you to our Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital

As of April 27, 2023, our authorized capital stock consisted of 1,800,000,000 shares of common stock, par value $.01 per share, of which 275,089,285 shares were issued and outstanding, and 200,000,000 shares of preferred stock, of which no shares were issued and outstanding. As of April 27, 2023, there were approximately 400 holders of record of our common stock.

Common Stock

Voting Rights. Under the terms of the Amended and Restated Certificate of Incorporation, each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote and present in person or by proxy at any annual meeting of stockholders are able to elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board of Directors out of legally available assets or funds.

Liquidation. In the event of our liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences. Holders of common stock have no preemptive or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate in the future.

Preferred Stock

The Amended and Restated Certificate of Incorporation authorizes our Board of Directors, without further action by the stockholders, to issue up to 200,000,000 shares of preferred stock, par value $.01 per share, in one or more classes or series, to establish from time to time the number of shares to be included in each such class or series, to fix the rights, powers and preferences of the shares of each such class or series and any qualifications, limitations, or restrictions thereon.

Board of Directors

The Amended and Restated Certificate of Incorporation provides for a Board of Directors of not less than three members, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. The Amended and Restated Certificate of Incorporation provides that directors will be elected to hold office for a term expiring at the next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. In uncontested director elections each director is elected by the vote of the majority of the votes cast. An incumbent nominee not receiving a majority of the votes cast in an uncontested election shall continue to serve until (i) the director’s successor is elected and qualifies or (ii) the Board of Directors accepts the director’s resignation. Newly created directorships and vacancies may be filled, so long as there is at least one remaining director, only by the Board of Directors.

Amendment to Bylaws

The Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws provide that the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the Bylaws of the Company by the affirmative vote of a majority of the total number of directors then in office. Any amendment, alteration, change, addition or repeal of the Bylaws of the Company by the stockholders of the Company shall require the affirmative vote of the holders of at least a majority of the outstanding shares of the Company, voting together as a class, entitled to vote on such amendment, alteration, change, addition or repeal.

Amendment to Certificate of Incorporation

The Certificate of Incorporation provides that the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of the Company entitled to vote generally in the election of directors, voting together in a single class, is required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with certain specified provisions of the Certificate of Incorporation.

Special Meetings of Stockholders

The Amended and Restated Certificate of Incorporation and Bylaws provide that special meetings of stockholders of the Company may be called by the Board of Directors, pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, by the Chairman of the Board or the Chief Executive Officer of the Company or by written request of holders of at least 15% of the voting power of all outstanding shares of the Company’s common stock entitled to vote at such meeting, subject to certain conditions set forth therein.

Action on Written Consent

Pursuant to the Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws, any action required or permitted to be taken at an annual or special meeting of stockholders of the Company may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

Corporate Opportunities

The Amended and Restated Certificate of Incorporation provides that we renounce any interest or expectancy of the Company in the business opportunities of certain of our current and prior investors and of their officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries and each such party shall not have any obligation to offer us those opportunities unless presented to a director or officer of the Company in his or her capacity as a director or officer of the Company.

Amendment to Amended and Restated Certificate of Incorporation

The Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of the Company entitled to vote generally in the election of directors, voting together in a single class, is required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with certain specified provisions of the Amended and Restated Certificate of Incorporation.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Third Amended and Restated Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of stockholders must provide a timely notice of their proposal in writing and otherwise in proper form to the secretary of the Company. Generally, to be timely, a stockholder’s notice must be delivered to, mailed or received at our principal executive offices, addressed to the secretary of the Company, and within the following time periods:

•

in the case of an annual meeting, no earlier than 120 days and no later than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if (A) the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or (B) no annual meeting was held during the preceding year, to be timely the stockholder notice must be received no earlier than 120 days before such annual meeting and no later than the later of 90 days before such annual meeting or the tenth day after the day on which public disclosure of the date of such meeting is first made; and

•

in the case of a nomination of a person or persons for election to the Board of Directors at a special meeting of the stockholders called for the purpose of electing directors, no earlier than 120 days before such special meeting and no later than the later of 90 days before such annual or special meeting or the tenth day after the day on which public disclosure of the date of such meeting is first made.

In no event shall an adjournment, postponement or deferral, or public disclosure of an adjournment, postponement or deferral, of a meeting of the stockholders commence a new time period (or extend any time period) for the giving of the stockholder’s notice. Our Bylaws require that stockholders comply with the procedural and disclosure requirements set forth therein in connection with nominating candidates for election as directors and soliciting proxies or votes in support therefor.

In addition, we have also adopted a proxy access right that permits a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years shares of our stock representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our Third Amended and Restated Bylaws. Under our Third Amended and Restated Bylaws, to be considered timely, compliant notice of proxy access director nominations for next year’s proxy statement and form of proxy must be submitted to the Corporate Secretary at the address specified in our proxy statement no earlier than 150 days and no later than 120 days prior to the first anniversary of the date the Company mailed its proxy statement for the preceding year’s annual meeting; provided, however, that if (A) the annual meeting is not within 30 days before or after the anniversary date of the preceding year’s annual meeting, or (B) no annual meeting was held during the preceding year, to be timely the stockholder notice must be received no later than 90 days prior to such annual meeting or, if later, the tenth day after the day on which notice of the date of the meeting was mailed or public disclosure of the date of such meeting is first made, whichever occurs first.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply as long as our common stock is listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholder of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Limitation on Directors’ Liability and Indemnification

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that were actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made pursuant to Section 145(b) of the DGCL in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL. We maintain a directors’ and officers’ insurance policy that insures our directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation, or an amendment thereto, to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders of monetary damages for violations of the directors’ or officers’ fiduciary duty of care as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability in the event of unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director or officer derived an improper personal benefit or (v) any action against an officer by or in the right of the corporation. Our Amended and Restated Certificate of Incorporation limits director liability for monetary damages arising from a breach of fiduciary duty to the fullest extent permitted by the DGCL.

Our Amended and Restated Certificate of Incorporation indemnifies the directors and officers to the full extent of the DGCL and also allows the Board of Directors to indemnify all other employees. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates, heirs, executors and administrators of such persons.

We maintain a directors’ and officers’ insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions that are normal and customary for policies of this type.

Certain of our employment agreements with certain of our officers provide indemnification for adverse tax consequences they may suffer pursuant to their employment agreements.

We have entered into an indemnification priority and information sharing agreement with certain of our current and prior investors and certain of their affiliated funds to clarify the priority of advancement and indemnification obligations among us and any of our directors appointed by such investors and other related matters.

The foregoing summaries are subject to the complete text of our Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws and the DGCL and are qualified in their entirety by reference thereto.

We believe that our Amended and Restated Certificate of Incorporation, Third Amended and Restated Bylaws and insurance policies are necessary to attract and retain qualified persons to serve as directors and officers of the Company.

The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required or allowed by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions or any other provisions described in this prospectus, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Anti-Takeover Statutes

Certain Delaware law provisions may make it more difficult for someone to acquire us through a tender offer, proxy contest or otherwise.

Section 203 of the DGCL provides that, subject to certain stated exceptions, an “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary) who owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person. A corporation may not engage in a business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

•	prior to such time the board of directors of the corporation approved either the business combination or transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The effect of these provisions may make a change in control of our business more difficult by delaying, deferring or preventing a tender offer or other takeover attempt that a stockholder might consider in its best interest. This includes attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of the board of directors.

Transfer Agent and Registrar

EQ Shareowner Services is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “HCA.”

DESCRIPTION OF DEBT SECURITIES

Please note that in this section entitled “Description of Debt Securities,” references to HCA Healthcare, Inc. refer only to HCA Healthcare, Inc. and not to any of its subsidiaries. References to HCA Inc. refer only to HCA Inc. and not to any of its subsidiaries. The term “issuer” means either HCA Healthcare, Inc. or HCA Inc., depending on which registrant is offering the debt securities and the term “issuers” is a collective reference to HCA Healthcare, Inc. and HCA Inc.

HCA Healthcare, Inc. may issue debt securities. The debt securities will be HCA Healthcare, Inc.’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. HCA Inc. may also issue debt securities. The debt securities will be HCA Inc.’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. In the case of HCA Inc., the debt securities will be guaranteed by HCA Healthcare, Inc. (the “Parent Guarantee”), its direct parent. If so indicated in the applicable prospectus supplement, HCA Inc. may issue debt securities that are secured by specific collateral. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “secured debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term “unsecured debt securities” means any debt securities that are not secured; and the term “debt securities” refers to both unsecured debt securities and secured debt securities of HCA Healthcare, Inc. and unsecured debt securities and secured debt securities of HCA Inc. that are guaranteed by HCA Healthcare, Inc.

The debt securities issued by HCA Healthcare, Inc. may be issued under an indenture dated as of December 6, 2012 (the “2012 Indenture”), among HCA Healthcare, Inc., Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee, and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent, as supplemented from time to time, and one or more supplemental indentures thereto, to be entered into by HCA Healthcare, Inc., a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. The debt securities issued by HCA Inc. may be issued under an indenture dated as of August 1, 2011 (the “2011 Indenture”), among HCA Inc., HCA Healthcare, Inc. and Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent, as supplemented from time to time, and one or more supplemental indentures thereto, to be entered into by HCA Inc., HCA Healthcare, Inc., a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. The 2011 Indenture and the 2012 Indenture are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If a different trustee, registrar, paying agent, transfer agent or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used. Any collateral agent, calculation agent and/or foreign currency agent (together with any applicable trustee, registrar, paying agent and transfer agent, collectively, the “agents”), as applicable, shall be named in the applicable prospectus supplement. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. Unless otherwise expressly stated in the applicable prospectus supplement, the issuers may issue both secured and unsecured debt securities under their respective indentures. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act of 1939.”

The following summary of selected provisions of the indentures and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable indenture, any applicable supplemental indenture and the certificates evidencing the applicable debt securities. To obtain a copy of any applicable indenture, any applicable supplemental indenture or the certificates for any debt securities, see “Where You Can

Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any applicable supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used in this section and not defined have the meanings assigned to those terms in the applicable indenture.

The following description of debt securities describes general terms and provisions of a series of debt securities to which any prospectus supplement may relate. The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement, including the issuer of the debt securities, will be described in the applicable prospectus supplement. If any particular terms of the debt securities or the applicable indenture described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The indentures provide that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, and in any currency or currency units, in each case as established from time to time in or under the authority granted by a resolution of the applicable Board of Directors or as established in one or more supplemental indentures. All debt securities of one series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions and, unless otherwise provided, a series may be “reopened,” without the consent of the holders of the debt securities of that series, for issuance of additional debt securities of that series ranking equally with debt securities of that series and otherwise similar in all respects except for issue date and issue price. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•	the price or prices at which debt securities of the series will be issued;

•

if any of the debt securities are to be issuable in global form, when any of such debt securities are to be issuable in global form and (i) whether such debt securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of such debt securities may exchange their interest, (iii) the name of the applicable depositary and (iv) any person who may endorse any such global debt securities;

•	the date or dates on which the applicable issuer will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

•	the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

•	the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•

the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

•	the terms and conditions, if any, upon which the applicable issuer may, at its option, redeem debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•	the terms and conditions, if any, upon which the applicable issuer will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

•	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $2,000 and any integral multiples of $1,000;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•

if other than U.S. dollars, the currency in which payments of the principal of, any premium or interest on or any additional amounts (“Additional Amounts”) with respect to the debt securities will be payable;

•

if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of the applicable issuer or the holders of debt securities of the series to have payments made in any other currency or currencies;

•

if the amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to the debt securities may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

•	any addition to, or modification or deletion of, any covenant or Event of Default with respect to debt securities of the series;

•

if any of the provisions of the indenture relating to satisfaction and discharge or defeasance shall not be applicable to the debt securities of the series, and any additional covenants shall be subject to defeasance, and if the debt securities of the series are subject to repurchase or repayment at the option of the holders, if the issuer’s obligation to repurchase or repay will not be subject to satisfaction and discharge or defeasance pursuant to the indenture, and if the holders have the right to convert or exchange such debt securities, if the right to effect such conversion or exchange will be subject to satisfaction and discharge of defeasance pursuant to the indenture, to modifications to the relevant provisions of the indenture;

•

if any of the debt securities are issuable in global form and are to be issuable in definitive form only upon receipt of certain certificates or satisfaction of certain conditions, then the form and terms of such certificates or conditions;

•

if and under what circumstances the applicable issuer will pay Additional Amounts on the debt securities of the series to any holder who is a United States Alien (as defined in the indenture) in respect of specified taxes, assessments or other governmental charges and, if so, whether the applicable issuer will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

•	if there is more than one trustee, the identity of the trustee or the registrar, paying agent, transfer agent or authenticating agent, as applicable;

•

the person to whom any interest on the debt securities of the series shall be payable, if other than the person in whose name the debt securities are registered at the close of business on the record date;

•

if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements; and

•

any other terms of the debt securities of the series and, if applicable, any Parent Guarantee of the debt securities (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, the applicable issuer may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “ — Merger, Consolidation and Sale of Assets,” the indentures do not contain any provisions that would limit the issuers’ ability or the ability of any of the respective issuer’s subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving the applicable issuer. Accordingly, an issuer and its subsidiaries may in the future enter into transactions that could increase the amount of its consolidated indebtedness and other liabilities or otherwise adversely affect its capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by HCA Healthcare, Inc. or HCA Inc., as applicable, in the United States of America. However, the applicable issuer, at its option, may make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States of America. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but the applicable issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, the issuer will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•

register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

•	issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Ranking of Debt Securities

The unsecured debt securities of each series of each issuer will be unsecured, unsubordinated obligations of the applicable issuer and will rank on a parity in right of payment with all of such issuer’s other unsecured and unsubordinated indebtedness. The secured debt securities of each series of each issuer will be unsubordinated obligations of the applicable issuer and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of the applicable issuer, except that the secured debt securities of any series will effectively rank senior to unsecured and unsubordinated indebtedness of the applicable issuer in respect of claims against the collateral that is pledged to secure those secured debt securities.

The debt securities will be the exclusive obligations of the applicable issuer. Each issuer is a holding company, and substantially all of its respective consolidated assets are held, and substantially all of its respective consolidated revenues are generated by its subsidiaries. Accordingly, the issuers’ cash flow and ability to service its indebtedness, including the debt securities, depend on the results of operations of its respective subsidiaries and upon the ability of its respective subsidiaries to provide cash to the applicable issuer, whether in the form of dividends, loans or otherwise, to pay amounts due on such issuer’s obligations, including the debt securities. The subsidiaries of each issuer are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the debt securities or to make any funds available to the applicable issuer. Certain debt and security agreements entered into by certain of the issuers’ subsidiaries contain various restrictions, including restrictions on payments and loans by subsidiaries to the applicable issuer and the transfer by the subsidiaries to the applicable issuer of assets of such subsidiaries. In addition, dividends, loans or other distributions from subsidiaries to the applicable issuer may be subject to additional contractual and other restrictions, are dependent upon the results of operations of such subsidiaries and are subject to other business considerations.

The unsecured debt securities of the applicable issuer will be effectively subordinated to all of the existing and future secured indebtedness of such issuer, if any, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the applicable issuer, the holders of such issuer’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness, and such collateral will not be available for satisfaction of any amounts owed by the applicable issuer under its unsecured indebtedness, including the unsecured debt securities, until that secured indebtedness is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the issuers’ ability to incur secured indebtedness.

The unsecured debt securities of the issuers will be effectively subordinated to all existing and future liabilities and preferred equity of the applicable issuer’s subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations, swaps and letter of credit obligations. Therefore, the issuers’ rights and the rights of the issuers’ creditors, including the holders of debt securities, to participate in the assets of any subsidiary upon that subsidiary’s bankruptcy, liquidation, dissolution, reorganization or similar circumstances will be subject to the prior claims of the subsidiary’s creditors, except to the extent that an issuer may itself be a creditor with recognized claims against the subsidiary. However, even if an issuer is a creditor of one or more of its subsidiaries, its claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by the applicable issuer. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of any of the respective issuer’s subsidiaries to incur secured or unsecured indebtedness, guarantees or other liabilities.

Parent Guarantee

The debt securities of HCA Inc. will be guaranteed by HCA Healthcare, Inc.

Unless otherwise provided in the prospectus supplement relating to such debt securities, HCA Healthcare, Inc. will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each such debt security and the due and punctual performance of all of the issuer’s other obligations under the applicable indenture with respect to such debt securities, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to such debt securities, the applicable indenture will contain provisions to the effect that the obligations of HCA Healthcare, Inc. under its Parent Guarantee and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of HCA Healthcare, Inc., result in the obligations of HCA Healthcare, Inc. under the Parent Guarantee and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that the Parent Guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the obligations of HCA Healthcare, Inc. under the Parent Guarantee, subordinate the Parent Guarantee to other debt and other liabilities of HCA Healthcare, Inc. or take other action detrimental to holders of such debt securities, including directing the holders to return any payments received from HCA Healthcare, Inc.

The applicable prospectus supplement relating to such debt securities will specify other terms of the Parent Guarantee, which may include provisions that allow HCA Healthcare, Inc. to be released from its obligations under its Parent Guarantee under specified circumstances.

Unless otherwise expressly stated in the applicable prospectus supplement, the Parent Guarantee will be the full and unconditional guarantee on an unsecured basis of HCA Healthcare, Inc. and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of HCA Healthcare, Inc., if any. The Parent Guarantee will be effectively subordinated in right of payment to any future secured indebtedness and secured guarantees of HCA Healthcare, Inc., if any, to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to HCA Healthcare, Inc., the holders of HCA Healthcare, Inc.’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by HCA Healthcare, Inc. under its unsecured indebtedness and unsecured guarantees, including its Parent Guarantee of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of HCA Healthcare, Inc. to incur secured indebtedness or issue secured guarantees.

Book-entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

HCA Healthcare, Inc. and HCA Inc. anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held outside the United States through Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be, HCA Healthcare, Inc. and HCA Inc. also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

DTC has advised the issuers that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to HCA Healthcare, Inc. or HCA Inc., as applicable, after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC’s direct and indirect participants and not of DTC, HCA Healthcare, Inc., HCA Inc., any trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is HCA Healthcare, Inc.’s or HCA Inc.’s, as applicable, responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities. HCA Healthcare, Inc. or HCA Inc., as applicable, will describe any circumstances where definitive securities are issuable in exchange for global securities in the applicable prospectus supplement.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither HCA Healthcare, Inc., HCA Inc. nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. Neither HCA Healthcare, Inc. or HCA Inc. nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that HCA Healthcare, Inc. and HCA Inc. believe to be reliable, but HCA Healthcare, Inc. and HCA Inc. take no responsibility for the accuracy of that information.

Redemption and Repurchase

The debt securities of any series may be redeemable at the option of HCA Healthcare, Inc. or HCA Inc., as applicable, or may be subject to mandatory redemption by HCA Healthcare, Inc. or HCA Inc., as applicable, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by HCA Healthcare, Inc. or HCA Inc., as applicable, at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by HCA Healthcare, Inc. or HCA Inc., as applicable, or any repurchase or repayment at the option of the holders of any series of debt securities.

Secured Debt Securities

The debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

Merger, Consolidation and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the indentures provide that HCA Healthcare, Inc. or HCA Inc., as applicable, will not consolidate or merge with or into or wind up into (whether or not HCA Healthcare, Inc. or HCA Inc., as applicable, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

•

either (1) HCA Healthcare, Inc. or HCA Inc., as applicable, is the surviving corporation or (2) the Person formed by or surviving any such consolidation or merger (if other than HCA Healthcare, Inc. or

HCA Inc., as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the applicable issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

•

the Successor Company, if other than the applicable issuer, shall expressly assume all the obligations of the applicable issuer pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory in form to the trustee;

•

immediately after giving effect to the transaction described above, no Event of Default under the applicable indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the applicable indenture, shall have occurred and be continuing;

•

with respect to any guaranteed debt securities, the Parent Guarantor, unless it is the party with which HCA Inc. has entered into the transactions described above, shall have by supplemental indenture confirmed that its Parent Guarantee shall apply to such person’s obligations under the applicable indenture and the debt securities; and

•	the trustee shall have received the officers’ certificate and opinion of counsel called for by the applicable indenture.

In addition, with respect to secured debt securities, unless otherwise specified in the applicable prospectus supplement, the indentures provide that immediately after giving pro forma effect to the transaction described above, (1) the Collateral owned by the Successor Company will continue to constitute Collateral under the applicable indenture and related security documents and (2) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the related security documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the security documents in the manner and to the extent required by the applicable indenture.

In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which HCA Healthcare, Inc. or HCA Inc., as applicable, is not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such Successor Person shall succeed to, and be substituted for, HCA Healthcare, Inc. or HCA Inc., as applicable, and may exercise every right and power of HCA Healthcare, Inc. or HCA Inc., as applicable, under the applicable indenture with the same effect as if such successor person had been named as HCA Healthcare, Inc. or HCA Inc., as applicable, therein, and HCA Healthcare, Inc. or HCA Inc., as applicable, shall be automatically released and discharged from all obligations and covenants under the applicable indenture and the debt securities issued under that indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to the debt securities of any series is defined in the applicable indenture as being:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the debt securities;

(2) default for 30 days or more in the payment when due of interest on or with respect to the debt securities;

(3) default in the deposit of any sinking fund payment when and as due with respect to any of the debt securities of that series;

(4) default in the performance, or breach, of any covenant or warranty of the issuer in the applicable indenture, and continuance of such default or breach for a period of 60 days after there has been given written notice by the trustee or the holders of at least 10% in principal amount of the outstanding debt securities (with a copy to the trustee) specifying such default or breach and requiring it to be remedied;

(5) HCA Healthcare, Inc. or HCA Inc., as applicable, pursuant to or within the meaning of any Bankruptcy Law: (i) commences proceedings to be adjudicated bankrupt or insolvent; (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law; (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against HCA Healthcare, Inc. or HCA Inc. as applicable, in a proceeding in which the issuer is to be adjudicated bankrupt or insolvent; appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the issuer, or for all or substantially all of the property of the issuer; or orders the liquidation of the issuer; and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) if applicable, the Parent Guarantee of HCA Healthcare, Inc. shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of HCA Healthcare, Inc. denies that it has any further liability under its Parent Guarantee or gives notice to such effect, other than by reason of the termination of the indenture or the release of such Parent Guarantee in accordance with the indenture; or

(8) any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indentures provide that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default. Except in the case of a default relating to the payment of principal, premium, if any, or interest on debt securities of any series, the trustee may withhold from the holders notice of any continuing default if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the holders of the debt securities. The trustee shall not be deemed to know of any Default or Event of Default unless a responsible officer of the trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the trustee at the corporate trust office of the trustee.

The indentures provide that if any Event of Default (other than an Event of Default specified in clauses (5) or (6) of the second preceding paragraph with respect to of HCA Healthcare, Inc. or HCA Inc., as applicable) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in principal amount of the then total outstanding debt securities may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding debt securities to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The trustee shall have no obligation to accelerate the debt securities if and so long as a committee of its responsible officers in good faith determines acceleration is not in the best interest of the holders of the debt securities. Notwithstanding the foregoing, in the case of an Event of Default arising under clauses (5) or (6) of the second preceding paragraph, all outstanding debt securities shall be due and payable immediately without further action or notice. The holders of a majority in aggregate principal amount of the then outstanding debt securities by written notice to the trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an Event of Default under the applicable indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the applicable indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indentures require the annual filing by HCA Healthcare, Inc. or HCA Inc., as applicable, with the trustee of a certificate which states whether or not HCA Healthcare, Inc. or HCA Inc., as applicable, are in default under the terms of the indenture.

Unless otherwise specified in the applicable prospectus supplement, no holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of such series;

•

the holders of not less than 25% in principal amount of the total outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

•	holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense incurred in compliance with such request;

•	the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

•	holders of a majority in principal amount of the total outstanding debt securities have not given the trustee a direction inconsistent with such request within such 60-day period.

Notwithstanding any other provision of the indenture, the right of any holder of a debt security to receive payment of principal, premium, if any, and interest on the debt security, on or after the respective due dates expressed in the debt security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Amendment, Supplement and Waiver

Unless otherwise specified in the applicable prospectus supplement, the indentures permit HCA Healthcare, Inc. or HCA Inc., as applicable, HCA Healthcare, Inc. as a guarantor to such indenture, as applicable, and the trustee, with the consent of the holders of at least majority in principal amount of the outstanding debt securities of each series issued under the applicable indenture and affected by a modification or amendment, to modify or amend any of the provisions of the applicable indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the applicable indenture. However, no such modification or amendment shall, among other things:

•

change the stated maturity of the principal of, or installment of interest, if any, on, any debt securities, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

•	change the currency in which the principal of (and premium, if any) or interest on such debt securities are denominated or payable;

•

adversely affect the right of repayment or repurchase, if any, at the option of the holder after such obligation arises, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage of holders whose consent is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or certain defaults;

•	modify the provisions that require holder consent to modify or amend the indenture or that permit holders to waive compliance with certain provisions of the indenture or certain defaults;

•

impair the right of any holder to receive payment of principal of, or interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities; or

•	except as expressly permitted by the indenture, modify the Parent Guarantee in any manner adverse to the holders of any debt securities.

without in each case obtaining the consent of the holder of each outstanding debt security issued under such indenture affected by the modification or amendment.

Unless otherwise specified in the applicable prospectus supplement, the indentures also contain provisions permitting HCA Healthcare, Inc. or HCA Inc., as applicable, HCA Healthcare, Inc., as applicable, as a guarantor party to such indenture, and the trustee, without the consent of the holders of any debt securities issued under the applicable indenture, to modify or amend the indenture, among other things:

•

to evidence the succession of another corporation to HCA Healthcare, Inc. or HCA Inc., as applicable, or, if applicable, HCA Healthcare, Inc. as a guarantor party to such indenture, and the assumption by such successor of the covenants of HCA Healthcare, Inc. or HCA Inc., as applicable, or, if applicable, HCA Healthcare, Inc. as a guarantor party to such indenture, in compliance with the requirements set forth in the indenture;

•	to add to the covenants for the benefit of the holders or to surrender any right or power therein conferred upon HCA Healthcare, Inc. or HCA Inc., as applicable;

to add any additional Events of Default;

•	to add a guarantor to the debt securities, if applicable;

•

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there are no outstanding debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

•	to secure or, if applicable, to provide additional security for all or any of the debt securities or the Parent Guarantee issued under the indenture;

•

to supplement any of the provisions of the indenture to such extent necessary to permit or facilitate the defeasance and discharge of the debt securities, provided that any such action does not adversely affect the interests of the holders of the debt securities in any material respect;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee and to add to or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to cure any ambiguity to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision;

•

to change any place or places where the principal of and premium, if any, and interest, if any, on the debt securities shall be payable, the debt securities may be surrendered for registration or transfer, the debt securities may be surrendered for exchange, and notices and demands to or upon HCA Healthcare, Inc. or HCA Inc., as applicable, may be served;

•	to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•

to conform the text of the indenture or the debt securities to any provision of the section regarding the description of the notes contained in the prospectus supplement to the extent that such provision in such section was intended to be a verbatim recitation of a provision of the indenture or the debt securities;

•

to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities as permitted by the indenture, including, without limitation to facilitate the issuance and administration of the debt securities; provided, however, that (i) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer debt securities; or

•

to add additional guarantees or additional guarantors in respect of all or any securities under the indenture, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of any or all securities and its obligations under the indenture in respect of any or all debt securities in accordance with the terms of the indenture.

Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the compliance of HCA Healthcare, Inc. or HCA Inc., as applicable, with the provisions described above under “ — Merger, Consolidation and Sale of Assets” and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, HCA Healthcare, Inc. and HCA Inc., as applicable, may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal, premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be.

The indentures provide that the applicable issuer may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from its obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3), (5) and (6) under “ — Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by the issuer with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If HCA Healthcare, Inc. or HCA Inc., as applicable, effects covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, HCA Healthcare, Inc. or HCA Inc., as applicable, would remain liable to make payment of such amounts due at the time of acceleration.

HCA Healthcare, Inc. or HCA Inc., as applicable, will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause beneficial owners of the debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes. If HCA Healthcare, Inc. or HCA Inc., as applicable, elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

HCA Healthcare, Inc. or HCA Inc., as applicable, may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Definitions

As used in the indentures, unless otherwise specified in the applicable prospectus supplement the following terms have the meanings specified below:

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Collateral” means, collectively, all of the property and assets that are from time to time subject to the Lien of the security documents including the Liens, if any, required to be granted pursuant to the applicable indenture.

“Event of Default” has the meaning set forth under the section “ — Events of Default.”

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Significant Subsidiary” means any direct or indirect Subsidiary of the issuer that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date and which is not designated by the issuer to be an Unrestricted Subsidiary (as defined in the applicable indenture).

“Subsidiary” means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof ; and (ii) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the equity ownership, whether in the form of membership, general, special or limited partnership interests or otherwise, is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Governing Law

The indentures and the debt securities (including the Parent Guarantee endorsed on the debt securities, if any) will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of HCA Healthcare, Inc. or HCA Inc., as applicable, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with HCA Healthcare, Inc. or HCA Inc., as applicable, and its subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the applicable indenture or resign as trustee.

PLAN OF DISTRIBUTION

We and/or one or more selling stockholders may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We and/or one or more selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we and/or one or more selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS

The validity of the securities to be sold hereunder will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York and Michael R. McAlevey, Senior Vice President and Chief Legal Officer of HCA Healthcare, Inc. or other counsel who is satisfactory to us.

EXPERTS

The consolidated financial statements of HCA Healthcare, Inc. appearing in HCA Healthcare, Inc.’s Annual Report Form 10-K for the year ended December 31, 2022, and the effectiveness of HCA Healthcare, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$3,250,000,000

5.200% Senior Notes due 2028

5.500% Senior Notes due 2033

5.900% Senior Notes due 2053

Prospectus Supplement

May 1, 2023

Joint Book-Running Managers

BofA Securities

Citigroup

J.P. Morgan

Wells Fargo Securities

Barclays

Capital One Securities

Goldman Sachs & Co. LLC

Mizuho Securities

Morgan Stanley

RBC Capital Markets

SMBC Nikko

Truist Securities

Co-Managers

Credit Agricole CIB

Fifth Third Securities

Scotiabank

BNP PARIBAS

CIBC Capital Markets

DNB Markets

PNC Capital Markets LLC

Regions Securities LLC